EXHIBIT 2.1

* TEXT OMITTED AND FILED SEPARATELY. CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2



                                MERGER AGREEMENT

                                       by



                                       and



                                      among





                            IRIS INTERNATIONAL, INC.,



                        IRIS MOLECULAR DIAGNOSTICS, INC.,



                              DR. THOMAS H. ADAMS,



                                       and



                          LEUCADIA TECHNOLOGIES, INC.,

                              Dated: April 3, 2006


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                                TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS.........................................................1

ARTICLE 2. THE MERGER..........................................................9
         2.1      The Merger...................................................9
         2.2      Closing.....................................................10
         2.3      Actions and Deliveries at Closing...........................10
         2.4      Effect of the Merger........................................11
         2.5      Charter and Bylaws..........................................11
         2.6      Directors and Officers......................................11
         2.7      Effect on Capital Stock.....................................11
         2.8      Surrender of Certificates...................................13
         2.9      Company Deferred Stock Units................................13
         2.10     No Fractional Shares........................................14
         2.11     Tax Treatment...............................................14
         2.12     Intentionally Omitted.......................................14
         2.13     Taking of Necessary Action; Further Action..................14
         2.14     Adjustment of Merger Consideration..........................14
         2.15     Stock Certificate Legends...................................15

ARTICLE 3. PARENT PARTY REPRESENTATIONS AND WARRANTIES........................16
         3.1      Entity Status...............................................16
         3.2      Power and Authority; Enforceability.........................16
         3.3      No Violation................................................16
         3.4      Brokers' Fees...............................................16
         3.5      Merger Sub..................................................16
         3.6      Capitalization..............................................17
         3.7      Parent's Securities Filings and Financial Statements........17
         3.8      Litigation..................................................18
         3.9      No Material Adverse Effect..................................18
         3.10     Tax-Free Reorganization.....................................18

ARTICLE 4. COMPANY AND STOCKHOLDER REPRESENTATIONS AND WARRANTIES.............18
         4.1      Entity Status...............................................18
         4.2      Power and Authority; Enforceability.........................19
         4.3      No Violation................................................19
         4.4      Brokers' Fees...............................................19
         4.5      Capitalization; Shares and Stockholder Information..........19
         4.6      Records.....................................................20
         4.7      Subsidiaries................................................20
         4.8      Financial Statements........................................20
         4.9      Subsequent Events...........................................20


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         4.10     Liabilities.................................................22
         4.11     Legal Compliance............................................22
         4.12     Tax Matters.................................................22
         4.13     Title to and Condition of Assets............................24
         4.14     Real Property...............................................24
         4.15     Intellectual Property.......................................25
         4.16     Inventory...................................................27
         4.17     Contracts...................................................28
         4.18     Receivables.................................................29
         4.19     Powers of Attorney..........................................29
         4.20     Insurance...................................................29
         4.21     Litigation..................................................29
         4.22     Product Warranty............................................30
         4.23     Product Liability...........................................30
         4.24     Labor; Employees............................................30
         4.25     Employee Benefits...........................................30
         4.26     Environmental, Health, and Safety Matters...................31
         4.27     Customers and Suppliers.....................................31
         4.28     Permits.....................................................31
         4.29     Foreign Corrupt Practices Act Compliance....................31
         4.30     Certain Business Relationships with the Company.............31
         4.31     Accuracy of Information Furnished...........................32
         4.32     Stockholder Experience and Due Diligence....................32
         4.33     Tax-Free Reorganization.....................................32

ARTICLE 5. PRE-CLOSING COVENANTS..............................................32
         5.1      General.....................................................32
         5.2      Notices and Consents........................................33
         5.3      Operation of Business.......................................33
         5.4      Preservation of Business....................................33
         5.5      Full Access.................................................34
         5.6      Notice of Developments......................................34
         5.7      Exclusivity.................................................34
         5.8      Confidentiality.............................................34
         5.9      Affiliated Transactions.....................................35
         5.10     Repayment of Certain Notes Receivable from Stockholder......35
         5.11     FIRPTA Compliance...........................................35
         5.12     Employee Offers.............................................35
         5.13     Listing of Additional Shares................................36
         5.14     Treatment as Tax-Free Reorganization........................36

ARTICLE 6. CLOSING CONDITIONS.................................................36
         6.1      Conditions Precedent to Obligation of the Parent Parties....36
         6.2      Conditions Precedent to Obligation of the Company...........37

ARTICLE 7. TERMINATION........................................................38
         7.1      Termination of Agreement....................................38


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         7.2      Effect of Termination.......................................39

ARTICLE 8. INDEMNIFICATION....................................................39
         8.1      Survival of Representations and Warranties..................39
         8.2      Indemnification Provisions for Parent's Benefit.............40
         8.3      Indemnification Provisions for the Stockholder's Benefit....40
         8.4      Indemnification Claim Procedures............................40
         8.5      Limitations on Indemnification Liability....................41
         8.6      Escrow......................................................41
         8.7      Exclusive Remedy; Offset....................................42

ARTICLE 9. INTENTIONALLY OMITTED..............................................42

ARTICLE 10. EARN-OUT..........................................................42
         10.1     Earn-Out....................................................42
         10.2     Retirement Option...........................................43
         10.3     Certain Definitions.........................................44
         10.4     Accounting and Other General Principles.....................45
         10.5     Resolution of Conflicts.....................................45

ARTICLE 11. MISCELLANEOUS.....................................................46
         11.1     Schedules...................................................46
         11.2     Entire Agreement............................................46
         11.3     Successors..................................................46
         11.4     Assignments.................................................47
         11.5     Notices.....................................................47
         11.6     Specific Performance........................................48
         11.7     Submission to Jurisdiction..................................48
         11.8     Time........................................................48
         11.9     Counterparts................................................48
         11.10    Headings....................................................49
         11.11    Governing Law...............................................49
         11.12    Amendments..................................................49
         11.13    Extensions; Waiver..........................................49
         11.14    Severability................................................49
         11.15    Expenses....................................................50
         11.16    Construction................................................50
         11.17    Incorporation of Exhibits, Annexes, and Schedules...........50
         11.18    Remedies....................................................50
         11.19    Electronic Signatures.......................................50

ATTACHMENTS

Exhibits

Exhibit A         -        List of Sellers and Share Ownership

Exhibit B         -        Form of Employment Agreement


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Exhibit C                  Form of Non-Competition Agreement

Exhibit D         -        Form of Escrow Agreement

Exhibit E         -        Form of Merger Certificate

Exhibit F         -        Form of Registration Rights Agreement

Exhibit G         -        Form of Standstill Agreement

Exhibit H         -        Form of the Company's Officers' Certificate

Exhibit I         -        Form of the Company's Secretary's Certificate

Exhibit J         -        Form of Parent's Officers' Certificate

Exhibit K         -        Form of Parent's Secretary's Certificate

Exhibit L         -        Form of Opinion of Counsel to the Company

Exhibit M         -        Form of Opinion of Counsel to Parent

Schedules

Schedule 2.14       Stockholder Notes Payable

Schedule 4.1        Company's Officers and Directors

Schedule 4.3        Company Required Consents

Schedule 4.5        Commitments on Company Shares

Schedule 4.7        Company Subsidiaries

Schedule 4.8        Company's Financial Statements

Schedule 4.9        Subsequent Events

Schedule 4.12(c)    Tax Returns

Schedule 4.12(i)    Certain Tax Information

Schedule 4.14       Real Property

Schedule 4.15(a)    Patents

Schedule 4.15(b)    Marks

Schedule 4.15(c)    Copyrights


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Schedule 4.15(d)(1) Software

Schedule 4.15(d)(2) Software Developers

Schedule 4.15(d)(3) Preexisting Code

Schedule 4.15(e)    Trade Secrets

Schedule 4.15(i)(1) Licensed Intellectual Property

Schedule 4.15(i)(2) Licensed Owned Intellectual Property

Schedule 4.15(j)    Employees without Intellectual Property Contracts

Schedule 4.17       Contracts

Schedule 4.20       Insurance

Schedule 4.21       Litigation

Schedule 4.22       Standard Terms of Sale or Lease

Schedule 4.25       Employee Benefits

Schedule 4.26       Environmental Matters

Schedule 4.27       Customers and Suppliers

Schedule 4.28       Permits

Schedule 5.9        Surviving Affiliate Contracts

Schedule 5.10       Affiliated Notes Receivable


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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


                                MERGER AGREEMENT

         This Merger Agreement (this "AGREEMENT"), dated April 3, 2006, is entered into by and among Iris International, Inc., a Delaware corporation ("PARENT"), IRIS Molecular Diagnostics, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB" and, together with Parent, the "PARENT PARTIES"), Leucadia Technologies, Inc., a Delaware corporation (the "COMPANY"), and, for the limited purposes expressly provided herein, Dr. Thomas
H. Adams (the "STOCKHOLDER" and together with the Company and the Parent Parties, the "Parties").

                                    RECITALS:

         A. Each Party's Board of Directors believes it is in its and its stockholders' best interests that Parent acquire the Company through the statutory merger of the Company with and into the Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger all of the Company's issued and outstanding shares of common stock (the "COMPANY SHARES"), par value of $0.001 per share, will be converted into the right to receive a combination of cash and shares of Parent common stock, par value $0.01 per share ("PARENT COMMON SHARES").

         C. On behalf of the Stockholder, Parent will place a portion of the Parent Common Shares issued in the Merger into escrow, the release of which shares will be contingent upon certain events and conditions.

         D. The Parties desire to make certain representations and warranties and other agreements in connection with the Merger.

         E. For federal income tax purposes, the Parties intend for the Merger to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986 (the "CODE") and intend for this Agreement to constitute a "plan of reorganization" within the meaning of the Code.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, each Parent Party, the Company and the Stockholder agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         "ACTION" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.


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         "AFFILIATE" or "AFFILIATED" with respect to any specified Person, means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified
Person.  For  this  definition,   "control"  (and  its  derivatives)  means  the
possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting Equity Interests, as trustee or executor, by contract or credit arrangements or otherwise.

         "AFFILIATED GROUP" means any affiliated group under Code Section 1504(a) or any similar group defined under provisions of applicable Law.

         "AGREEMENT" is defined in the preamble to this Agreement.

         "ANCILLARY AGREEMENTS" means the Employment Agreement, Non-Competition Agreements, Escrow Agreement, Registration Rights Agreement and Standstill Agreements.

         "APPLICABLE RATE" means 7%.

         "BALANCE SHEET DATE" is defined in Section 4.8.

         "BALANCE SHEET LIABILITIES" means Liabilities of a type required to be reflected or reserved against on the balance sheet or notes thereto of the Company in accordance with GAAP.

         "BASIS" means any past or current fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction about which the relevant Person has Knowledge that forms or could form the basis for any specified consequence.

         "BREACH" means (a) any breach, inaccuracy, failure to perform, failure to comply, conflict with, failure to notify, default, or violation or (b) any other act, omission, event, occurrence or condition the existence of which would
(i) permit any Person to accelerate any obligation or terminate, cancel, or modify any right or obligation or (ii) require the payment of money or other consideration.

         "CLOSING" is defined in Section 2.2.

         "CLOSING DATE" is defined in Section 2.2.

         "CODE" is defined in the recitals to this Agreement.

         "COMMERCIALLY REASONABLE EFFORTS" means the efforts, time, and costs that a prudent Person, desirous of achieving a result and acting in a commercially reasonable manner, would use, expend, or incur in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that no such use, expenditure, or incurrence will be required if it would be commercially unreasonable in relation to the desired result or would have a Material Adverse Effect on such Person.

         "COMMITMENT"  means  (a)  options,  warrants,  convertible  securities,
exchangeable  securities,   subscription  rights,  conversion  rights,  exchange
rights, or other Contracts that could


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require a Person  to issue any of its  Equity  Interests  or to sell any  Equity
Interests it owns in another Person; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person or owned by a Person; (c) statutory pre-emptive rights or pre-emptive rights granted under a Person's Organizational Documents; and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

         "COMPANY" is defined in the preamble to this Agreement.

         "COMPANY DEFERRED STOCK UNITS" means those certain Commitments of the Company which are listed on SCHEDULE 4.5 hereto and which entitle the holder thereof to receive Company Shares at one or more future dates.

         "COMPANY FULLY DILUTED EQUITY" is defined in Section 2.7(f).

         "COMPANY SHARES" is defined in the recitals to this Agreement.

         "COMPANY STOCK CERTIFICATE" is defined in Section 2.7(c).

         "CONFIDENTIAL   INFORMATION"   means   any   confidential   information
concerning the businesses and affairs of Parent or the Company.

         "CONSENT" means any consent, approval, notification, waiver, or other similar action that is necessary or convenient.

         "CONTRACT" means any contract, agreement, arrangement, commitment, letter of intent, memorandum of understanding, heads of agreement, promise, obligation, right, instrument, document, or other similar understanding, whether written or oral.

         "CONVERSION CONSIDERATION" is defined in Section 2.7(c).

         "COPYRIGHTS" means all copyrights in published works or unpublished works.

         "CORPORATE LAWS" is defined in Section 2.1.

         "DAMAGES" means all damages (including incidental and consequential damages), losses, Liabilities, payments, amounts paid in settlement, obligations, fines, penalties, expenses, and other costs (including reasonable fees and expenses of attorneys, accountants and other professional advisors, and of expert witnesses and other costs of investigation, preparation and litigation in connection with any Action or Threatened Action) of any kind or nature whatsoever, whether contingent or vested, or matured or unmatured.

         "DEVELOPERS" is defined in Section 4.15(d).

         "DISPUTED AMOUNT" is defined in Section 10.5.

         "EARN-OUT AMOUNT" is defined in Section 10.3.

         "EFFECTIVE TIME" is defined in Section 2.3.


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         "EMPLOYEE  AGREEMENT"  means each  management,  employment,  severance, consulting,  non-compete,  confidentiality,  or  similar  Contract  between  the
Company  and  any  employee,   consultant,   independent  contractor,  or  other
individuals providing services thereto pursuant to which the Company has or may have any Liability.

         "EMPLOYMENT AGREEMENT" means the employment agreement between Parent and Dr. Thomas H. Adams, in substantially the form of Exhibit B.

         "ENCUMBRANCE" means any Order, Security Interest, Contract, easement, covenant, community property interest, equitable interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, except for liens for taxes not yet due and payable and mechanics' or similar statutory liens arising in the Ordinary Course of Business..

         "ENFORCEABLE" - a Contract is "Enforceable" if it is the legal, valid, and binding obligation of the applicable Person enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

         "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" means all Laws and Orders concerning or relating to public health and safety, worker/occupational health and safety, and pollution or protection of the environment, including those relating to the presence, use, manufacturing, refining, production, generation, handling, transportation, treatment, recycling, transfer, storage, disposal, distribution, importing, labeling, testing, processing, discharge, release, threatened release, control, or other action or failure to act involving cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation, each as amended and as now or hereafter in effect.

         "EQUITY INTEREST" means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust, or similar Person, any and all units, interests or other partnership/limited liability company interests, and any Commitments with respect thereto, and (c) any other equity ownership or participation in a Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA AFFILIATE" means each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company within the meaning of Sections 414(b), (c) or
(m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code, or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA.

         "ESCROW ACCOUNT" is defined in Section 8.6(a).

         "ESCROW AGENT" means U.S. Bank National Association.


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         "ESCROW  AGREEMENT"  means the escrow  agreement  between  Parent,  the
Stockholder, and Escrow Agent, in substantially the form of Exhibit D.

         "ESCROW FUND" is defined in Section 8.6(a).

         "ESCROW SHARES" is defined in Section 8.6(a).

         "EXCESS LOSS ACCOUNT" is defined in Treas. Reg. Section 1.1502-19.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934.

         "EXCHANGE RATIO" is defined in Section 2.7(f).

         "EXCLUDED COMPANY SHARES" is defined in Section 2.7(a).

         "EXPIRATION DATE" means April 7, 2006.

         "FINANCIAL STATEMENTS" is defined in Section 4.8.

         "FOREIGN CORRUPT PRACTICES ACT" means the Foreign Corrupt Practices Act of 1977.

         "GAAP" means United States generally accepted accounting principles. "GOVERNMENTAL BODY" means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

         "INDEMNIFICATION CLAIM" is defined in Section 8.4(a).

         "INDEMNIFIED PARTIES" means, individually and as a group, the Parent Indemnified Parties and the Stockholder Indemnified Parties.

         "INDEMNITOR" means any Party having any Liability to any Indemnified Party under this Agreement.

         "INTELLECTUAL PROPERTY" means any rights, licenses, liens, security interests, charges, encumbrances, equities, and other claims that any Person may have to claim ownership, authorship or invention, to use, to object to or prevent the modification of, to withdraw from circulation, or control the publication or distribution of any Marks, Patents, Copyrights, or Trade Secrets.

         "KNOWLEDGE" means the knowledge of a Person's officers and directors as of the date hereof and the Closing Date, as applicable, after reasonable investigation.

         "LAW" means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Body.


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         "LETTER OF INTENT"  means that certain  letter of intent dated  January
18, 2006 between Parent and the Company.

         "LIABILITY" OR "LIABLE" means any liability or obligation, whether asserted or unasserted, absolute or contingent, conditional or unconditional, accrued or unaccrued, or due or to become due.

         "LIQUIDATED EARN-OUT AMOUNT" is defined in Section 10.3(e).

         "MARKS" means all fictitious business names, trading names, corporate names, registered and unregistered trademarks, service marks, and trademark applications.

         "MATERIAL ADVERSE CHANGE (OR EFFECT)" means (i) a change (or effect) in the condition (financial or otherwise), properties, assets, Liabilities, rights, obligations, operations, business, or prospects which change (or effect), individually or in the aggregate, could reasonably be expected to be materially adverse to such condition, properties, assets, Liabilities, rights, obligations, operations, business, or prospects of the relevant Person and its Subsidiaries, taken as a whole, (ii) a change (or effect) related to the announcement or pendency of, or actions required or restricted by, this Agreement, or (iii) a change (or effect) that could reasonably be expected to prevent or materially delay the consummation of the Merger or otherwise have a material adverse effect on the ability of a Party to perform its obligations under this Agreement; provided, however, that changes in economic or other conditions that affect a Person in a manner that is not disproportionate to the manner in which such conditions affect other companies in such Person's industries or markets shall not constitute a "Material Adverse Change (or Effect)."

         "MERGER" is defined in the recitals to this Agreement.

         "MERGER CERTIFICATE" is defined in Section 2.3.

         "MERGER CONSIDERATION" is defined in Section 2.7(c).

         "MERGER SUB" is defined in the preamble to this Agreement.

         "NON-COMPETITION AGREEMENT" means the non-competition agreement between Parent and Dr. Thomas H. Adams, in substantially the form of Exhibit C.

         "ORDER" means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Body, arbitrator, or mediator.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality, and frequency) of the relevant Person and its Subsidiaries.

         "ORGANIZATIONAL   DOCUMENTS"  means  the  articles  of   incorporation,
certificate of incorporation, charter, bylaws, articles of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or


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certificates  executed,  adopted,  or filed  in  connection  with the  creation, formation, or organization of a Person, including any amendments thereto.

         "PARENT" is defined in the preamble to this Agreement.

         "PARENT COMMON SHARES" is defined in the recitals to this Agreement.

         "PARENT FINANCIAL STATEMENTS" is defined in Section 3.7.

         "PARENT INDEMNIFIED PARTIES" means the Stockholder.

         "PARENT INDEMNIFIED PARTIES THRESHOLD AMOUNT" is defined in Section 8.5(b)(ii).

         "PARENT PARTIES" is defined in the preamble to this Agreement.

         "PARENT SEC DOCUMENTS" is defined in Section 3.7.

         "PARTIES" is defined in the preamble to this Agreement.

         "PATENTS" means all (a) patents and patent applications, and (b) business methods, inventions, and discoveries that may be patentable.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PER SHARE CASH AMOUNT" means $3,100,000, less all Balance Sheet Liabilities of the Company as of the Closing (including any stockholder loans set forth on Schedule 2.14, but excluding Permitted Liabilities), but in no event less than zero, divided by the Company Fully Diluted Equity.

         "PERMIT" means any permit, license, certificate, approval, consent, notice, waiver, franchise, registration, filing, accreditation, or other similar authorization required by any Law, Governmental Body, or Contract.

         "PERMITTED LIABILITIES" shall mean (i) the current portion (defined as any portion that is less than 30 days past due) of trade accounts payable of the Company incurred in the Ordinary Course of Business, (ii) costs incurred in connection with the negotiation of this Agreement and consummation of the Transactions, and (iii) amounts advanced by Parent to the Company pursuant to the Letter of Intent.

         "PERSON" means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, entity, joint venture, labor organization, unincorporated organization, or Governmental Body.

         "PREEXISTING CODE" is defined in Section 4.15(d).

         "PROHIBITED  TRANSACTIONS"  is  defined in ERISA  Section  406 and Code
Section 4975.

         "PROPOSED EARN-OUT AMOUNT" is defined in Section 10.1(b).


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         "PROPOSED LIQUIDATED EARN-OUT AMOUNT" is defined in Section 10.2(b).

         "RECEIVABLES" means all receivables of the Company, including all Contracts in transit, notes receivable and accounts receivable.

         "REGISTRATION   RIGHTS   AGREEMENT"  means  the   registration   rights
agreement, in substantially the form of Exhibit F.

         "SCHEDULES" means the Schedules to this Agreement.

         "SEC" means the U. S. Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933.

         "SECURITY INTEREST" means any security interest, deed of trust, mortgage, pledge, lien, charge, claim, or other similar interest or right, except for (i) liens for taxes, assessments, governmental charges, or claims that are being contested in good faith by appropriate Actions promptly instituted and diligently conducted and only to the extent that a reserve or other appropriate provision, if any, has been made on the face of the Financial Statements in an amount equal to the Liability for which the lien is asserted,
(ii) statutory liens of landlords and warehousemen's, carriers', mechanics', suppliers', materialmen's, repairmen's, or other like liens (including Contractual landlords' liens) arising in the Ordinary Course of Business and with respect to amounts not yet delinquent and being contested in good faith by appropriate proceedings, only to the extent that a reserve or other appropriate provision, if any, has been made on the face of the Financial Statements in an amount equal to the Liability for which the lien is asserted; and (iii) liens incurred or deposits made in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other similar types of social security.

         "SHARE CONSIDERATION" is defined in Section 2.7(f).

         "SOFTWARE" means computer software or middleware.

         "STANDSTILL AGREEMENT" means the standstill agreement, in substantially the form of Exhibit G.

         "STOCKHOLDER  INDEMNIFIED  PARTIES"  means (a) Parent,  Merger Sub, and
their  officers,  directors,   managers,  employees,  agents,   representatives,
controlling Persons, and stockholders, and (b) the Company.

         "STOCKHOLDER  INDEMNIFIED  PARTIES  THRESHOLD  AMOUNT"  is  defined  in
Section 8.5(a)(ii).

         "STOCKHOLDER" means Dr. Thomas Adams, the sole record and beneficial owner of the Company Shares.

         "SUBSIDIARY" means, with respect to any Person: (a) any corporation of which more than 50% of the total voting power of all classes of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors is owned by such Person


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directly  or through one or more other  Subsidiaries  of such Person and (b) any
Person other than a corporation of which at least a majority of the Equity Interest (however designated) entitled (without regard to the occurrence of any contingency) to vote in the election of the governing body, partners, managers or others that will control the management of such entity is owned by such Person directly or through one or more other Subsidiaries of such Person.

         "SURVIVING CORPORATION" is defined in Section 2.1.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, ad valorem, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes required to be filed with any Governmental Body, including any schedule or attachment thereto, and including any amendment thereof.

         "TERMINATION DATE" means the earlier to occur of (a) the Expiration Date and (b) the date on which this Agreement is terminated pursuant to Section
7.1 (other than Section 7.1(b)).

         "THREATENED" means a demand or statement has been made (orally or in writing) or a notice has been given (orally or in writing), that would lead a prudent Person to conclude that a cause of Action or other matter is likely to be asserted, commenced, taken, or otherwise initiated.

         "TRADE SECRETS" means all know-how, trade secrets, reagent formulations, confidential information, customer lists, Software (source code and object code), technical information, data, process technology, plans, designs, drawings, and blue prints.

         "TRANSACTION   DOCUMENTS"   means  this  Agreement  and  the  Ancillary
Agreements.

         "TRANSACTIONS" means all of the transactions contemplated by this Agreement, including: (a) the Merger, the filing of the Merger Certificate, and Parent's delivery of the Merger Consideration hereunder; (b) the execution, delivery, and performance of all of the documents, instruments and agreements to be executed, delivered, and performed in connection herewith, including each Ancillary Agreement; and (c) the performance by the Parent Parties, the Company, and the Stockholder of their respective covenants and obligations (pre- and post-Closing) under this Agreement and the Ancillary Agreements.

         "TREAS. REG." means the proposed, temporary and final regulations promulgated under the Code.

                                    ARTICLE 2
                                   THE MERGER

         2.1      THE MERGER.


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         At the  Effective  Time  subject  to this  Agreement  and the  Delaware
General Corporation Law (the "CORPORATE LAW"), the Company will be merged with and into the Merger Sub, the Company's separate corporate existence will cease, and the Merger Sub will continue as the surviving corporation and as a wholly-owned Subsidiary of Parent. The Merger Sub as the surviving corporation after the Merger is sometimes referred to as the "Surviving Corporation."

         2.2      CLOSING.

         The closing of the Merger (the "CLOSING") will take place at the offices of Stubbs, Alderton & Markiles LLP, commencing 9:00 am local time on the first business day following the satisfaction or waiver of all conditions to consummate the Merger (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Parent and the Company may mutually determine (the "CLOSING DATE").

         2.3      ACTIONS AND DELIVERIES AT CLOSING.

         On the Closing Date, the Parties will cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) with the Secretary of State of Delaware in substantially in the form of Exhibit E (the "MERGER CERTIFICATE"), in accordance with the Corporate Law. The date and time the Merger becomes effective as specified in the Merger Certificate or as otherwise provided in accordance with the Corporate Law is referred to as the "EFFECTIVE TIME." In addition: at the Closing,

         (a)      The Company will deliver to Parent:

                  (i) An Officers' certificate, substantially in the form of Exhibit H, duly executed on the Company's behalf, as to whether each condition specified in Sections 6.1(a) - (c) has been satisfied in all respects.

                  (ii) A Secretary's certificate, substantially in the form of Exhibit I, duly executed on the Company's behalf.

                  (iii)    The   Employment    Agreement   and   Non-Competition
                           Agreement, duly executed by Dr. Thomas H. Adams.

                  (iv)     The   Escrow   Agreement,   duly   executed   by  the
                           Stockholder, and the Escrow Agent.

                  (v) The Registration Rights Agreement, duly executed by the Stockholder.

                  (vi)     The  Standstill  Agreement,   duly  executed  by  the
                           Stockholder.

                  (vii)    A  certificate   of   non-foreign   status  from  the
                           Stockholder.

         (b)      Parent will deliver to the Company


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                  (i)      An Officers'  certificate,  substantially in the form
                           of Exhibit J, duly executed on Parent's and Merger Sub's behalf, as to whether each condition specified in Sections 6.2(a) - (c) has been satisfied in all respects.

                  (ii) A Secretary's certificate, substantially in the form of Exhibit K, duly executed on Parent's and Merger Sub's behalf;

                  (iii)    The Escrow Shares to the Escrow Agent.

                  (iv)     The   Employment    Agreement   and   Non-Competition
                           Agreement, duly executed by Parent.

                  (v)      The Registration  Rights Agreement,  duly executed by
                           Parent.

                  (vi) The Escrow Agreement, duly executed by Parent and the Escrow Agent.

         2.4      EFFECT OF THE MERGER.

         At the Effective Time, the effect of the Merger will be as provided in the applicable Corporate Law. At the Effective Time all the Company's and Merger Sub's property, rights, privileges, powers, and franchises will vest in the Surviving Corporation, and all debts, liabilities, and duties of the Company and Merger Sub will become the Surviving Corporation's debts, liabilities, and duties.

         2.5      CHARTER AND BYLAWS.

         Unless Parent otherwise determines prior to the Effective Time, at the Effective Time, Merger Sub's Certificate of Incorporation will be the Surviving Corporation's Certificate of Incorporation until thereafter amended as provided by Law and such Certificate of Incorporation. The Merger Sub's bylaws, as in effect immediately prior to the Effective Time, will be the Surviving Corporation's bylaws until thereafter amended.

         2.6      DIRECTORS AND OFFICERS.

         Merger  Sub's  director(s)  and  officers   immediately  prior  to  the
Effective Time will be the Surviving Corporation's initial director(s) and officers.

         2.7      EFFECT ON CAPITAL STOCK.

         At the Effective Time, because of the Merger and without any action on the part of Parent, Merger Sub, or the Company:

         (a) CANCELLATION OF PARENT-OWNED AND COMPANY-OWNED STOCK. Each Company Share that Merger Sub, Parent, the Company or any direct or indirect wholly-owned Subsidiary of Parent or the Company owns immediately prior to the Effective Time (collectively, "EXCLUDED COMPANY SHARES") will be canceled and extinguished without conversion.


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         (b)      CAPITAL  STOCK OF  MERGER  SUB.  Each  share of  Merger  Sub's capital stock issued and outstanding  immediately prior to the
                  Effective  Time  will  remain  issued  and   outstanding   and
                  constitute one (1) share of capital stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing such shares will from and after the Effective Time continue to evidence ownership of such shares of the capital stock of the Surviving Corporation.

         (c) CONVERSION OF COMPANY STOCK. Subject to Sections 2.10 and 2.12, each Company Share issued and outstanding immediately prior to the Effective Time (other than the Company Shares referred to in Section 2.7(a) above) will be converted into
                  (i) the number of Parent Common Shares equal to the Exchange Ratio and (ii) the right to receive the Per Share Cash Amount (collectively, the "CONVERSION CONSIDERATION"). All such Company Shares, when so converted, will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and the holder of a certificate ("COMPANY STOCK CERTIFICATE") that, immediately prior to the Effective Time, represented outstanding Company Shares will cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Company Stock Certificate,
                  (i) the Conversion Consideration, (ii) certain dividends and other distributions under Section (e), and (iii) cash in lieu of fractional Parent Common Shares under Section 2.10, in each case without interest (collectively, the "MERGER CONSIDERATION").

         (d) RIGHTS PRIOR TO SURRENDER, STOCK SPLITS, ETC. AND STOCK TRANSFER BOOKS. Until surrendered as contemplated by Section 2.8, each Company Stock Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. If between the date hereof and the Effective Time the outstanding Company Shares or Parent Common Shares are changed into a different number of shares or a different class, because of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio will be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. After the Effective Time, the Company's stock transfer books will be closed and there will be no further transfers of Company Shares prior to the Effective Time. If, at or after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation, they will be canceled and exchanged in accordance with this Agreement.

         (e) DIVIDENDS AND DISTRIBUTIONS ON MERGER CONSIDERATION. No dividends or other distributions declared or made having a record date after the Effective Time will be paid to the holder of any unsurrendered Company Stock Certificate until the record holder of such Company Stock Certificate has surrendered it under Section 2.8. Subject to the effect of Laws (including escheat and abandoned property Laws), following surrender of any such Company Stock Certificate there will be paid to the record holder of the certificates representing the Merger Consideration issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time that, absent the failure to surrender such Company Stock Certificate, theretofore would have been required to be paid with respect to such Merger Consideration, and (ii) if the payment date for any dividend or distribution payable with respect to such Merger Consideration has not occurred prior to the surrender of such Company Stock Certificate, at the appropriate payment date therefor, the amount of such dividends or other distributions.


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         (f)      CERTAIN  ADDITIONAL   DEFINITIONS.   For  this  Agreement  the
                  following terms will have the indicated meanings:

         "COMPANY FULLY DILUTED EQUITY" means the sum (without  duplication) of:
(a) the number of Company Shares outstanding as of the Effective Time (excluding Excluded Company Shares); and (b) the number of Company Shares issuable in settlement of Company Deferred Stock Units outstanding as of the Effective Time.

         "EXCHANGE RATIO" means the quotient of (a) Share Consideration divided by (b) the Company Fully Diluted Equity.

         "SHARE  CONSIDERATION"  means the number of shares obtained by dividing
(a) $5,000,000, less all Balance Sheet Liabilities of the Company as of the Closing (including any stockholder loans set forth on Schedule 2.14, but excluding Permitted Liabilities) in excess of $3,100,000, by (b) $15.42.

         2.8      SURRENDER OF CERTIFICATES.

         (a) EXCHANGE PROCEDURES. As soon as practicable after Closing, (i) the holders of Company Stock Certificates will surrender such certificates to Parent, (ii) upon surrender of a Company Stock Certificate the holder thereof will be entitled to receive the applicable Merger Consideration (less a pro rata portion of the Escrow Shares), and (iii) the Company Stock Certificates so surrendered will forthwith be canceled.

         (b) TRANSFERS OF OWNERSHIP. If any certificate for Parent Common Shares is to be issued in a name other than that in which the Company Stock Certificate surrendered in exchange therefor is registered, Parent will not be required to issue such Parent Common Shares until (i) the Company Stock Certificate so surrendered has been properly endorsed and is otherwise in proper form for transfer and (ii) the Person requesting such exchange has paid to Parent or any agent it designates any transfer or other Taxes required because of the issuance of a certificate for Parent Common Shares in any name other than that of the registered holder of the Company Stock Certificate surrendered, or established to the satisfaction of Parent or any agent it designates that such Tax has been paid or is not payable.

         (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY SHARES. All Merger Consideration will be deemed to have been issued in full satisfaction of all rights pertaining to the Company Shares.

         (d) LOST, STOLEN OR DESTROYED CERTIFICATES. If any Company Stock Certificate has been lost, stolen, or destroyed, Parent will issue the Merger Consideration deliverable in respect thereof upon (i) the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and
                  (ii) if the Surviving Corporation requires, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate.

         2.9      COMPANY DEFERRED STOCK UNITS.


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         (a)      ASSUMPTION OF COMPANY  DEFERRED STOCK UNITS.  At the Effective
                  Time, automatically and without any action on the part of the holder thereof, Parent will assume each outstanding Company Deferred Stock Unit listed on Schedule 4.5 and it will convert into the right to receive, pursuant to the terms of the Company Deferred Stock Units: (i) that number of Parent Common Shares obtained by multiplying the number of Company Shares issuable pursuant to such Company Deferred Stock Unit by the Exchange Ratio and (ii) that amount of cash obtained by multiplying the number of Company Shares issuable pursuant to such Company Deferred Stock Unit by the Per Share Cash Amount.

         (b) RESERVATION OF SHARES. Parent will take all corporate actions necessary to reserve for issuance a sufficient number of Parent Common Shares for delivery pursuant to the terms of the Company Deferred Stock Units.

         (c) FORM S-8. Within 180 days of the Closing date, Parent will file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the Parent Common Shares issuable upon settlement of the Company Deferred Stock Units.

         2.10     NO FRACTIONAL SHARES.

         No fractional Parent Common Shares will be issued in the Merger and fractional share interests will not entitle the owner thereof to vote or to any rights of a Parent stockholder. The Stockholder will be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the fraction of a Parent Common Share to which such holder would otherwise have been entitled by $15.42.

         2.11     TAX TREATMENT.

         The Parties intend that the Merger constitute a tax free reorganization under Code Section 368.

         2.12     INTENTIONALLY OMITTED.

         2.13     TAKING OF NECESSARY ACTION; FURTHER ACTION.

         If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers, and franchises of the Company and Merger Sub, the officers and directors of the Company, Parent, and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and the Company and Parent will cause them to take, all such lawful and necessary action.

         2.14     ADJUSTMENT OF MERGER CONSIDERATION.

         (a) The Parties acknowledge and agree that the Merger Consideration has been calculated, and is being paid, based on the understanding that the Company will have no Balance Sheet Liabilities at the Closing, other than the Permitted
                  Liabilities, and will have no cash or cash equivalents at Closing in excess of the total amounts advanced by Parent to the Company pursuant to the Letter of Intent. In the event any Balance Sheet Liabilities (other then Permitted


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                  Liabilities)  exist at the Closing,  the Merger  Consideration will be reduced dollar for dollar by the amount of such Balance Sheet Liabilities. In the event that cash or cash equivalents in excess of the total amounts advanced by Parent to the Company pursuant to the Letter of Intent exist at the Closing, the Merger Consideration will be increased dollar for dollar by the amount of such excess cash and cash equivalents. At the Closing, Parent will contribute cash to the Surviving Corporation in an amount sufficient to pay, and shall cause the Surviving Corporation to pay, each stockholder loan set forth on Schedule 2.14 hereto and all costs incurred by the Company in connection with the negotiation of this Agreement and consummation of the Transactions. If, within 12 months of
                  the  Closing,   Parent   discovers   that  any  Balance  Sheet
                  Liabilities (other than Permitted Liabilities) existed as of the Closing and such Balance Sheet Liabilities are paid by the Surviving Corporation, then the Parent shall be entitled to
                  receive  out  of  the  Escrow  Shares,   notwithstanding   the
                  limitations set forth in Section 8.5, that number of Escrow Shares with a value equal to such Balance Sheet Liabilities, but only to the extent such Balance Sheet Liabilities were not previously applied to reduce the Merger Consideration. For purposes of the foregoing sentence, the per share value of the Escrow Shares shall be $15.42.

         (b) Notwithstanding any other provision in this Agreement to the contrary, in the event that the tax opinion to be delivered to the Company pursuant to SECTION 6.2(G) cannot be rendered because the total number of Parent Common Shares into which the Company Shares would otherwise be converted represents too low a proportion of the total Merger Consideration (as determined by counsel rendering such tax opinion), the number of Parent Common Shares into which each Company Share shall be converted (and the Exchange Ratio with respect thereto) shall be proportionately increased, and the Per Share Cash Amount into which each Company Share shall be converted shall be proportionately decreased, to the minimum extent necessary to enable such tax opinion to be rendered.

         2.15     STOCK CERTIFICATE LEGENDS.

         Each stock certificate Parent delivers to the Stockholder will be imprinted with legends substantially in the following form:

                  THE SHARES THIS CERTIFICATE REPRESENTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE
         SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SHARES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

         Each holder desiring to transfer such shares first must furnish the issuer with (a) a written opinion reasonably satisfactory to the issuer in form and substance from counsel reasonably satisfactory to the issuer under the Securities Act and (b) a written undertaking executed by the desired transferee reasonably satisfactory to the issuer in form and substance agreeing to be bound by the restrictions on transfer contained herein.


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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


                                   ARTICLE 3.
                   PARENT PARTY REPRESENTATIONS AND WARRANTIES

         Each Parent Party, jointly and severally, represents and warrants to the Company and the Stockholder as follows:

         3.1      ENTITY STATUS.

         Each Parent Party is an entity duly created, formed or organized, validly existing and in good standing under the Laws of the jurisdiction of its creation, formation or organization. Each Parent Party is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required and where the failure to be so qualified would have a Material Adverse Effect on the Parent. Each Parent Party has the requisite power and authority to own or lease its properties and to carry on its business as currently conducted. Parent has delivered to the Company correct and complete copies of each Parent Party's Organizational Documents. No Parent Party is in material Breach of any provision of its Organizational Documents. There is no pending or, to Parent's Knowledge, Threatened Action for the dissolution, liquidation, insolvency, or rehabilitation of either Parent Party.

         3.2      POWER AND AUTHORITY; ENFORCEABILITY.

         Each Parent Party has the relevant entity power and authority to execute and deliver each Transaction Document to which it is party, and to perform and consummate the Transactions. Each Parent Party has taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is party, the performance of its obligations thereunder, and the consummation of the Transactions. Each Transaction Document to which a Parent Party is party has been duly authorized, executed and delivered by, and is Enforceable against, such Parent Party.

         3.3      NO VIOLATION.

         The execution and delivery of the applicable Transaction Documents by the Parent Parties and the performance of their respective obligations hereunder and thereunder, and consummation of the Transactions by each Parent Party will not (i) Breach any Law or Order to which any Parent Party is subject or any provision of the Organizational Documents of any Parent Party; (ii) Breach any Contract, Order, or Permit to which any Parent Party is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets); (iii) require any Consent, except for the approval of its Board of Directors (and Merger Sub's Board of Directors and stockholders), filings contemplated by the Transaction Documents and any SEC filings required to be made by Parent; or (iv) trigger any rights of first refusal, preferential purchase, or similar rights.

         3.4      BROKERS' FEES.

         No Parent Party has Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which the Stockholder could become Liable.

         3.5      MERGER SUB.


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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


         Merger Sub has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Merger Sub has not conducted any business activities and does not have any material Liabilities.

         3.6      CAPITALIZATION.

         (a) Parent's authorized capital stock consists of 50,000,000 Parent Common Shares, of which 17,435,074 shares were issued and outstanding as of March 10, 2006 and 3,000,000 shares of preferred stock, none of which are outstanding. All of the issued and outstanding Parent Common Shares (i) have been duly authorized, are validly issued, fully paid, and nonassessable,
                  (ii) were issued in compliance with all applicable state and federal securities Laws, and (iii) were not issued in Breach of any Commitments. Except as described in the Parent SEC Documents, as of the date the this Agreement (and as issued in the ordinary course of Parent's business since the date of this Agreement), no Commitments exist with respect to any Parent Common Shares and no such Commitments will arise in connection with the Transactions. There are no Contracts with respect to the voting or transfer of Parent's capital stock. Parent is not obligated to redeem or otherwise acquire any of its outstanding capital stock.

         (b) The Parent Common Shares to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid, and nonassessable and will be issued in compliance with all applicable federal and state securities Laws.

         3.7      PARENT'S SECURITIES FILINGS AND FINANCIAL STATEMENTS.

         (a) Parent has furnished or made available to the Company true and complete copies of all reports or registration statements it has filed with the SEC under the Securities Act, and the Exchange Act, for all periods subsequent to January 1, 2004, all in the form so filed (collectively the "PARENT SEC DOCUMENTS"). As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document filed with the SEC prior to the date hereof or, for Parent SEC Documents filed after the date hereof, to the extent corrected by a document filed with the SEC prior to the Closing.

         (b) Parent's financial statements, including the notes thereto, included in the Parent SEC Documents (the "BUYER FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly Parent's consolidated financial position at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). Since the date of the most recent balance sheet included in the Buyer Financial Statements, except as set forth in the Parent SEC Documents filed on or prior to date hereof, Parent has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP. Parent has no Liabilities, except (i) Liabilities reflected or reserved


                                       17
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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


                  against in the most recent balance sheet or notes thereto included in the Buyer Financial Statements as of the date hereof and not heretofore paid or discharged, (ii) Liabilities of a type that would not be required to be reflected or reserved against in the balance sheet of Parent or the notes thereto prepared in accordance with GAAP, and (iii) Liabilities that have arisen subsequent to the date of the most recent balance sheet included in the Buyer Financial Statements as of the date hereof that have been incurred in the ordinary course of business and that, singularly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent.

         3.8      LITIGATION.

         No Parent Party is subject to any outstanding Order or is a party to, the subject of, or is, to Parent's Knowledge, Threatened to be made a party to or the subject of, any Action, except as disclosed in Parent SEC Documents filed on or prior to the date hereof or Orders or Actions that, singularly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Parent.

         3.9      NO MATERIAL ADVERSE EFFECT.

         Since the date of the most recent balance sheet included in the Buyer Financial Statements as of the date hereof, the Parent Parties have operated in the Ordinary Course of Business and there have been no events, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

         3.10     TAX-FREE REORGANIZATION.

         To the Knowledge of Parent after consultation with Parent's tax advisors, neither Parent nor any of its directors, officers or stockholders has taken any action which could reasonably be expected to jeopardize the status of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

                                   ARTICLE 4.
             COMPANY AND STOCKHOLDER REPRESENTATIONS AND WARRANTIES

         The Company and, solely with respect to Section 4.32, the Stockholder, severally and not jointly, represent and warrant to Parent as follows:

         4.1      ENTITY STATUS.

         The Company is an entity duly created, formed or organized, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation, or organization. The Company is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required and where the failure to be so qualified would have a Material Adverse Effect on the Company. The Company has the requisite power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted. Schedule 4.1 lists the Company's directors and officers. The Company has delivered to Parent correct and complete copies of the Company's Organizational Documents, as amended to date. The Company is not in material Breach of any provision of its Organizational


                                       18
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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


Documents. There is no pending or, to the Company's Knowledge, Threatened Action for the dissolution, liquidation, insolvency, or rehabilitation of the Company.

         4.2      POWER AND AUTHORITY; ENFORCEABILITY.

         The Company has the relevant entity power and authority necessary to execute and deliver each Transaction Document to which it is a party and to perform and consummate the Transactions. The Company has taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is a party, the performance of the Company's obligations thereunder, and the consummation of the Transactions. Each Transaction Document to which the Company is party has been duly authorized, executed, and delivered by, and is Enforceable against, the Company.

         4.3      NO VIOLATION.

         Except as listed on Schedule 4.3, the execution and the delivery of the applicable Transaction Documents by the Company and the Stockholder and the performance of their respective obligations hereunder and thereunder, and consummation of the Transactions by each of the Company and the Stockholder will not (a) Breach any Law or Order to which any such party is subject or any provision of the Organizational Documents of the Company; (b) Breach any Contract, Order, or Permit to which either the Company or the Stockholder is a party or by which either is bound or to which any of the Company's assets is subject (or result in the imposition of any Encumbrance upon any of its assets);
(c) require any Consent, except for filings contemplated by the Transaction Documents and approval of the Company's Board of Directors and Stockholder; or
(d) trigger any rights of first refusal, preferential purchase, or similar rights.

         4.4      BROKERS' FEES.

         The Company does not have any Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which Parent, Merger Sub, or the Company could become directly or indirectly Liable.

         4.5      CAPITALIZATION; SHARES AND STOCKHOLDER INFORMATION.

         (a) CAPITALIZATION. The Company's authorized capital stock consists of 100,000 Company Shares. Exhibit A sets forth the number of shares of each Equity Interest that are issued and outstanding and the number of shares of each Equity Interest that are held in treasury. All of the issued and outstanding Company Shares: (1) have been duly authorized and are validly issued, fully paid, and nonassessable, (2) were issued in compliance with all applicable state and federal securities Laws, (3) were not issued in Breach of any Commitments, and
                  (4) as of the date hereof are held of record and owned beneficially by the Stockholder as set forth in Exhibit A.
                  Schedule 4.5 lists (x) all Commitments with respect to any Equity Interest of the Company, (y) the exercise price of such Commitments, and (z) the termination date of such Commitments. No additional Commitments will arise in connection with the Transactions. There are no Contracts with respect to the voting or transfer of the Company's Equity Interests. The Company is not obligated to redeem or otherwise acquire any of its outstanding Equity Interests.


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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


         (b) SHARES AND STOCKHOLDER INFORMATION. As of the date hereof, the Stockholder holds of record and owns beneficially all of the Company Shares free and clear of any Encumbrances (other than any restrictions under the Securities Act and state securities
                  Laws). Exhibit A also sets forth the address, state of residence of the Stockholder as of the date hereof. The Stockholder is not a party to any (i) Contract that could require the Stockholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement) or (ii) other Contract with respect to any Equity Interests of the Company.

         4.6      RECORDS.

         The copies of the Company's Organizational Documents that were provided to Parent are accurate and complete and reflect all amendments made through the date hereof. The Company's minute books (including the stockholder ledger) made available to Parent for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all actions of the stockholders and directors of the Company taken by written consent, at a meeting, or otherwise since formation.

         4.7      SUBSIDIARIES.

         The Company has no Subsidiaries. The Company does not control, directly or indirectly, or have any direct or indirect Equity Interest in any Person other than as listed on Schedule 4.7.

         4.8      FINANCIAL STATEMENTS.

         (a) Set forth on Schedule 4.8 are the following financial statements for the Company (collectively the "FINANCIAL STATEMENTS"): unaudited balance sheets and statements of income as of and for the fiscal years ended December 31, 2003, December 31, 2004 and December 31, 2005 (the "BALANCE SHEET DATE").

         (b) The Financial Statements present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete in all material respects, and are consistent with the books and records of the Company.

         4.9      SUBSEQUENT EVENTS.

         Except as set forth in Schedule 4.9, since the Balance Sheet Date the Company has operated in the Ordinary Course of Business and there have been no events, series of events or the lack of occurrence thereof which, singularly or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the foregoing, since that date, none of the following have occurred:

         (a) The Company has not sold, leased, transferred, or assigned any assets other than for a fair consideration in the Ordinary Course of Business and sales of assets not exceeding $10,000 singularly or $25,000 in the aggregate.


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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


         (b) The Company has not entered into any Contract (or series of related Contracts) either involving more than $10,000 or outside the Ordinary Course of Business.

         (c) No Encumbrance has been imposed upon any assets of the Company.

         (d) The Company has not made any capital expenditure (or series of related capital expenditures) involving more than $10,000 individually, $25,000 in the aggregate, or outside the Ordinary Course of Business.

         (e) The Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person involving more than $10,000 singularly, $25,000 in the aggregate, or outside the Ordinary Course of Business.

         (f) The Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any Liability for borrowed money or capitalized lease Contract either involving more than $10,000 individually or $25,000 in the aggregate.

         (g) The Company has not delayed or postponed the payment of accounts payable or other Liabilities either involving more than $10,000 (individually or in the aggregate) or outside the Ordinary Course of Business.

         (h) The Company has not canceled, compromised, waived, or released any Action (or series of related Actions) either involving more than $10,000 or outside the Ordinary Course of Business.

         (i) The Company has not granted any Contracts or any rights under or with respect to any Intellectual Property.

         (j) There has been no change made or authorized to be made to the Organizational Documents of the Company.

         (k) The Company has not issued, sold, or otherwise disposed of any of its Equity Interests.

         (l) The Company has not declared, set aside, or paid any dividend or made any distribution with respect to its Equity Interests (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its Equity Interests.

         (m)      The  Company  has  not   experienced   any  material   damage,
                  destruction, or loss (whether or not covered by insurance) to its properties.

         (n) The Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, or employees.

         (o) The Company has not entered into any employment, collective bargaining, or similar Contract or modified the terms of any existing such Contract.


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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


         (p) The Company has not committed to pay any bonus or granted any increase in the base compensation (i) of any director or officer, or an employee who is an Affiliate of a Stockholder, or (ii) outside of the Ordinary Course of Business, of any of its other employees.

         (q) The Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or similar Contract for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan).

         (r) The Company has not made any other change in employment terms for (i) any officer or employee thereof that is an Affiliate of the Stockholder, or (ii) outside of the Ordinary Course of Business, any of its other directors, officers, or employees.

         (s) The Company has not made or pledged to make any charitable or other capital contribution either involving more than $10,000 (individually or in the aggregate) or outside the Ordinary Course of Business.

         (t)      The Company has not committed to any of the foregoing.

         4.10     LIABILITIES.

         The Company does not have any Liability, except for (a) Liabilities reserved against or specifically reflected in the Financial Statements and not heretofore paid or discharged, and (b) Liabilities that have arisen after the Balance Sheet Date in the Ordinary Course of Business which, individually or in the aggregate, are not material and are of the same character and nature as the Liabilities reserved against or specifically reflected in the Financial Statements, none of which are past due or results from or relates to any Breach of Contract, Breach of warranty, tort, infringement, or Breach of Law, or arose out of any Action or Order.

         4.11     LEGAL COMPLIANCE.

         The Company and its respective predecessors and Affiliates has complied with all applicable Laws, and no Action is pending or, to the Company's Knowledge, Threatened against it alleging any failure to so comply. No material expenditures are, or based on applicable Law, will be required of the Company for it and its business and operations to remain in compliance with applicable Law.

         4.12     TAX MATTERS.

         (a) The Company has duly and timely filed all Tax Returns that it was required to file. All such Tax Returns were accurate, correct and complete in all material respects and accurately reflect the facts regarding the income, business, assets, operations, activities, status, or other matters of the Company or any other information required to be shown thereon. All Taxes the Company owes (whether or not shown on any Tax Return) have been fully and timely paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No Action has ever been initiated or, to the Company's Knowledge, Threatened by a Governmental Body in a jurisdiction where the Company does not file Tax Returns that it is


                                       22
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* TEXT OMITTED AND FILED SEPARATELY.  CONFIDENTIAL  TREATMENT REQUESTED UNDER 17
C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


                  or may be subject to Taxation by that jurisdiction. There are no Encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

         (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owed to any employee, independent contractor, creditor, holder of its Equity Interests, or other third party.

         (c) To the Company's Knowledge, there is no Threatened assessment of any additional Taxes for any period for which Tax Returns have been filed nor is there any Basis therefor. There is no Action concerning any Tax Liability of the Company either (i) claimed or raised or (ii) as to which the Company has Knowledge. Schedule 4.12(c) lists all Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Parent correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 2000.

         (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (e) No property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) "tax-exempt use property" within the meaning of Code section 168(h)(1) or
                  (iii) "tax-exempt bond financed property" within the meaning of Code section 168(g), (iv) "limited use property" within the meaning of Rev. Proc. 76-30 or (v) subject to Code section 168(g)(1)(A).

         (f) The Company has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Company has not entered into a transaction that, at the time entered into, was a "reportable transaction" or a "listed transaction," as such terms are defined in Code section 6662A.

         (g)      The  Company is not a party to any Tax  allocation  or sharing
                  Contract.

         (h) The Company (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return; (ii) does not have any Liability for the Taxes of any Person (other than the Company) under Treas. Reg. Section 1.1502-6 or similar Law, as a transferee or successor, by Contract, or otherwise; or (iii) has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Code section 355(a)(1)(A)) in a distribution of stock qualifying for tax-free treatment under Code section 355.

         (i) Schedule 4.12(i) sets forth the following information with respect to the Company as of the most recent practicable date:
                  (i) the basis of the Company in its assets (including of the Company in its Subsidiaries); (ii) the basis of the stockholder(s) of each Company Subsidiary in its Equity Interests (or the amount of any Excess Loss Account); (iii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax, or excess


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                  charitable  contribution  allocable to the  Company;  (iv) the amount of any deferred gain or loss allocable to the Company arising out of any "intercompany transactions," as defined in Treas. Reg. Section 1.1502-13, and (v) all material elections with respect to Taxes affecting the Company.

         (j) The unpaid Taxes of the Company (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

         (k) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) "closing agreement" as described in Code section 7121 (or any corresponding or similar provision of state, local, or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code section 1502 (or any corresponding or similar provision of state, local, or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

         (l) There is no Contract covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Parent, the Company or a Company Subsidiary by reason of Code section 280G.

         4.13     TITLE TO AND CONDITION OF ASSETS.

         The Company has good and marketable title to, or a valid leasehold interest in, all buildings, machinery, equipment, and other tangible assets (a) located on their premises, shown on the Financial Statements, or acquired after the Balance Sheet Date and (b) necessary for the conduct of their business as currently conducted, in each case free and clear of all Encumbrances, except for properties and assets disposed of in the Ordinary Course of Business since the Balance Sheet Date. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition (subject to normal wear and tear), and is suitable for the purposes for which it is currently used.

         4.14     REAL PROPERTY.

         Schedule 4.14 lists all real property the Company owns or leases. The Company has good, marketable, and indefeasible title to the real property it owns, including that reflected on Schedule 4.14, subject to no Encumbrance, except for Encumbrances reflected on Schedule 4.14. Schedule 4.14 contains accurate and complete copies of all title reports and title policies the Company has obtained with respect to real property it owns. Schedule 4.14 also contains an accurate and complete list of all leases and other Contracts in respect of real property the Company leases, accurate and complete copies of which have been delivered to Parent. Except as


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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


set forth on  Schedule  4.14,  all of such  leases  and  Contracts  included  on
Schedule 4.14 are Enforceable against the Company, and, to the Company's Knowledge, without investigation, the applicable counter-parties (and their successors). To the Company's Knowledge, without investigation, all buildings, plants, and structures the Company owns or uses lie wholly within the boundaries of the real property the Company owns or leases and do not encroach upon any other Person's property.

         4.15     INTELLECTUAL PROPERTY.

         (a)      Schedule  4.15(a)  contains  a  summary   description  of  the
                  Company's Patents.

         (b) Schedule 4.15(b) lists the Company's Marks. All Marks required to be listed that have been registered with the United States Patent and Trademark Office or with a corresponding state office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and, and to the Company's Knowledge, Enforceable, and are not subject to any maintenance fees, taxes, or actions falling due within 90 days after the Closing Date. No Mark required to be listed has been or is now involved in any opposition, invalidation, or cancellation, and, to the Company's Knowledge, no such action is Threatened with the respect to any such Mark. All products, services and materials identified with a Mark required to be listed bear the proper legal notice where permitted by Law.

         (c) Schedule 4.15(c) lists the Company's Copyrights. All Copyrights required to be listed that have been registered are currently in compliance with formal legal requirements, are valid and, to the Company's Knowledge, Enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date. All works encompassed by Copyrights required to be listed have been marked with the proper copyright notice.

         (d) Schedule 4.15(d)(1) lists all Software developed by or for the Company. Schedule 4.15(d)(2) lists all originators, developers, or programmers (other than employees), contractors or agents, who have written any portion of or contributed to any development of such Software (collectively, the "DEVELOPERS"). Schedule 4.15(d)(3) contains a complete and accurate list of all code incorporated into such Software that was not specifically written or developed for use in such Software (the "PREEXISTING CODE"). This list includes code from toolkits, from preexisting code written by the Developers and/or from third-party software used to write or otherwise contribute to the development of any such Software. After Closing, the Company will have at least a perpetual, royalty-free, worldwide, non-exclusive right to use any such Preexisting Code and there are no third-party rights to such Preexisting Code that will materially interfere with the Company's ownership, use, modification and distribution of such Software.

         (e) The Company has provided the Parent with a list of each material Trade Secret of the Company. With respect to each material  Trade  Secret  of  the  Company,  the  documentation relating  to such  Trade  Secret  is  current,  accurate,  and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on any individual's knowledge or memory. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of all of its Trade Secrets. No Trade Secret of the Company is part of the public knowledge or literature, or, to the Company's Knowledge, has been used, divulged, or


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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


                  appropriated either for the benefit of any third Person or to the Company's detriment. No Trade Secret of the Company is subject to any adverse claim nor, to the Company's Knowledge, has any adverse claim been Threatened with respect to any such Trade Secret and there is no Basis therefor.

         (f) The Company owns or has the right to use pursuant to an Enforceable Contract all Intellectual Property necessary to operate or used in its business as currently conducted. Each item of Intellectual Property that the Company owned or used immediately prior to the Closing will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing. The Company has taken all reasonably necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

         (g) The Company has delivered to Parent correct and complete copies of all written documentation evidencing ownership and prosecution (if applicable) of each item of the Company's
                  Intellectual Property. With respect to each such item of Intellectual Property:

                  (i)      the Company possesses all right,  title, and interest
                           in  and  to  the   item,   free  and   clear  of  any
                           Encumbrance;

                  (ii)     the item is not subject to any outstanding Order;

                  (iii) no Action is pending or, to the Company's Knowledge, Threatened which challenges the Enforceability, use, or ownership of the item; and

                  (iv) the Company has not ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

         (h) To the Company's Knowledge, the Company has not interfered with, infringed upon, misappropriated, or otherwise violated or come into conflict with any other Person's Intellectual Property. The Company has not ever received any notice alleging any such interference, infringement, misappropriation, violation, or conflict (including any claim that the Company must license or refrain from using any other Person's Intellectual Property). To the Company's Knowledge, no third Person has any Intellectual Property that interferes or would be likely to interfere with the Company's use of any of its Intellectual Property. To the Company's Knowledge, the Company will not interfere with, infringe upon, misappropriate, or otherwise violate or come into conflict with, any Intellectual Property rights of any other Person as a result of the continued operation of its businesses as currently conducted and as currently proposed to be conducted. To the Company's Knowledge, no other Person has interfered with, infringed upon, misappropriated, or otherwise violated or come into conflict with the Company's Intellectual Property.

         (i) Schedule 4.15(i)(i) identifies each item of Intellectual Property, other than Software available on a retail basis having a replacement cost of less than $500 per copy, that any other Person owns or has rights to and that the Company uses.
                  Schedule 4.15(i)(ii) identifies each Contract pursuant to which the Company has granted to a third party rights under or with respect to any of its Intellectual Property (together with any exceptions). The Company has made available to Parent correct and complete copies of all Contracts with respect to such use as


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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


                  amended to date. With respect to the Contracts (x) related to each item of Intellectual Property required to be identified in (1) Schedule 4.15(i)(i), the statements in clauses (i) through (viii) below are true and correct, and (2) Schedule 4.15(i)(ii), the statements in clauses (i) through (iv) below are true and correct and (y) related to each item of computer software available on a retail basis having a replacement cost of less than $500:

                  (i)      the Contract is Enforceable;

                  (ii) the Contract will continue to be Enforceable on identical terms following the consummation of the Transaction;

                  (iii) neither the Company nor, to the Company's Knowledge, any counter-party, is in Breach of such Contract, and no event has occurred that with notice or lapse of time would constitute a Breach thereunder;

                  (iv) to the Company's Knowledge, no party to the Contract has repudiated any provision thereof;

                  (v) with respect to each sublicense Contract, to the Company's Knowledge, the representations and warranties set forth in Sections 4.15(i)(i) - (iv) are true and correct with respect to the underlying license Contract;

                  (vi) the underlying item of Intellectual Property is not subject to any outstanding Order;

                  (vii) no Action is pending or, to the Company Knowledge, Threatened that challenges the Enforceability of the underlying item of Intellectual Property; and

                  (viii) the Company has not granted any sublicense or similar Contract with respect to the Contract.

         (j) Except as set forth on Schedule 4.15(j), all former and current employees of the Company have executed written
                  Contracts with the Company that assign to the Company all rights to all inventions, improvements, discoveries and information relating to the Company's business. To the
                  Company's Knowledge, no employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his or her work to any Person other than the Company.

         4.16     INVENTORY.

         The Company's inventory whether reflected on the Financial Statements or not, consists of raw materials and supplies, manufactured and processed parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and, except as has been written down on the Financial Statements, none of which is slow-moving, obsolete, damaged, or defective. Any inventory that has been written down has either been written off or written down to its net realizable value. There has been no change in


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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


inventory valuation standards or methods with respect to the inventory in the prior three years. The quantities of any kind of inventory are reasonable in the current (and the currently foreseeable) circumstances of the Company. The Company does not hold any items of inventory on consignment from other Persons and no other Person holds any items of inventory on consignment from the Company.

         4.17     CONTRACTS.

         Except as otherwise  disclosed in Schedules 4.14,  4.15, 4.20 and 4.25,
Schedule 4.17 lists the following Contracts to which the Company is a party:

         (a) Any Contract (or group of related Contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum.

         (b) Any Contract (or group of related Contracts) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company, or involve consideration in excess of $10,000.

         (c)      Any   Contract   concerning  a  limited   liability   company,
                  partnership, joint venture, or similar arrangement.

         (d) Any Contract (or group of related Contracts) under which the Company has created, incurred, assumed, or guaranteed any Liability for borrowed money or any capitalized lease in excess of $10,000, or under which the Contract has imposed or the Company has suffered to exist an Encumbrance on any of its assets.

         (e)      Any Contract concerning confidentiality or noncompetition.

         (f) Any Contract with the Stockholder or any Affiliates of the Stockholder.

         (g) Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other similar Contract for the benefit of its current or former directors, officers, and employees.

         (h)      Any collective bargaining Contract.

         (i) Any Contract for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits.

         (j) Any Contract under which it has advanced or loaned any amount to any of its directors, officers or employees other than advancement of Company related expenses incurred in the Ordinary Course of Business.

         (k) Any Contract relating to product development or other research and development activities which was in effect anytime after January 1, 2004.


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         (l)      Any  other  Contract  (or  group  of  related  Contracts)  the
                  performance   of  which   involves   receipt   or  payment  of
                  consideration in excess of $10,000.

         The Company has delivered to Parent a correct and complete copy of each written Contract (as amended to date) listed in Schedule 4.17 and a written summary setting forth the terms and conditions of each oral Contract referred to in Schedule 4.17. With respect to each such Contract:

                  (i)      the Contract is Enforceable;

                  (ii)     the  Contract  will  continue  to be  Enforceable  on
                           substantially    the   same   terms   following   the
                           consummation of the Transactions;

                  (iii) neither the Company nor, to the Company's Knowledge, any counter-party is in Breach of such Contract, and no event has occurred that with notice or lapse of time would constitute a Breach under the Contract; and

                  (iv) to the Company's Knowledge, no party to the Contract has repudiated any provision thereof.

         4.18     RECEIVABLES.

         All of the Receivables are Enforceable, represent bona fide transactions, and arose in the Ordinary Course of Business of the Company, and are reflected properly in its books and records. All of the Receivables are current, and to the Company's Knowledge, good and collectible receivables, and will be collected in accordance with past practice and the terms of such Receivables (and in any event within six months following the Closing Date), without set off or counterclaims.

         4.19     POWERS OF ATTORNEY.

         There are no outstanding powers of attorney executed on behalf of the Company.

         4.20     INSURANCE.

         Schedule 4.20 contains accurate and complete, (i) lists of all insurance policies currently carried by the Company, (ii) lists of all insurance loss runs or workers' compensation claims received for the past three policy years, and (iii) copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that the Company is required to carry pursuant to its Contracts and Law. Such insurance policies are currently in full force and effect. No insurance that the Company has ever carried has been canceled nor, to the Company's Knowledge, has any such cancellation been Threatened. The Company has not ever been denied coverage nor, to the Company's Knowledge, has any such denial been Threatened.

         4.21     LITIGATION.

         Schedule 4.21 sets forth each instance in which the Company (a) is subject to any outstanding Order or (b) is a party to, the subject of, or, to the Company's Knowledge, is


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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


Threatened to be made a party or the subject of, any Action. No Action required to be set forth in Schedule 4.21 questions the Enforceability of this Agreement or the Transactions, or could result in any Material Adverse Change with respect to the Company.

         4.22     PRODUCT WARRANTY.

         Each product the Company has designed, manufactured, sold, leased, or delivered has been in conformity with all applicable Law, Contracts, and all express and implied warranties, and the Company does not have any Liability for replacement or repair thereof or other Damages in connection therewith. No product designed, manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity or similar Liability beyond the applicable standard terms and conditions of sale or lease. Schedule
4.22 includes copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and similar Liability indemnity provisions).

         4.23     PRODUCT LIABILITY.

         The Company does not have any Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product designed, manufactured, sold, leased, or delivered by the Company.

         4.24     LABOR; EMPLOYEES.

         To the Company's Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining Contract, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice (as determined under any Law). To the Company's Knowledge, there is no organizational effort currently being made or Threatened by or on behalf of any labor union with respect to the Company's employees.

         4.25     EMPLOYEE BENEFITS.

         Schedule 4.25 lists each non-qualified deferred compensation plan, qualified defined contribution retirement plan, qualified defined benefit retirement plan or other material fringe benefit plan or program that the Company maintains or to which the Company contributes. With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is subject to ERISA and which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Closing Date, by the Company or any ERISA Affiliate, (a) no withdrawal Liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal Liability has not been satisfied, (b) no Liability to the PBGC has been incurred by the Company or any ERISA Affiliate, which Liability has not been satisfied, (c) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (d) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made. With respect to any kind of employee benefit plan, such plan has been funded and maintained in compliance with all Laws applicable thereto and the requirements of such plan's governing documents.


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         4.26     ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

         Except as set forth in Schedule 4.26, (a) the Company is in compliance with all Environmental, Health and Safety Requirements in connection with owning, using, maintaining, or operating its business or assets; (b) each location at which the Company operates, or has operated, its business is in compliance with all Environmental, Health and Safety Requirements; and (c) there are no pending or, to the Company's Knowledge, Threatened allegations by any Person that the Company's properties or assets are not, or that its business has not been conducted, in compliance with all Environmental, Health and Safety Requirements.

         4.27     CUSTOMERS AND SUPPLIERS.

         Schedule 4.27 lists the Company's (a) ten largest customers in terms of sales during the 12 month period ended as of the Balance Sheet Date and states the approximate total sales by the Company to each such customer during such period, and (b) ten largest suppliers during the 12 month period ended as of the Balance Sheet Date. Except as set forth in Schedule 4.27, the Company has not received notice of termination or an intention to terminate the relationship with the Company from any customer or supplier.

         4.28     PERMITS.

         The Company possesses all Permits required to be obtained for its businesses and operations. Schedule 4.28 sets forth a list of all such Permits. Except as set forth in Schedule 4.28, with respect to each such Permit:

         (a)      it is valid, subsisting and in full force and effect;

         (b) there are no violations of such Permit that would result in a termination of such Permit; and

         (c) the Company has not received notice that such Permit will not be renewed; and

         (d) the Transactions will not adversely affect the validity of such Permit or cause a cancellation of or otherwise adversely affect such Permit.

         4.29     FOREIGN CORRUPT PRACTICES ACT COMPLIANCE.

         The Company has not, directly or indirectly, in connection with its business, made or agreed to make any payment to any Person connected with or related to any Governmental Body, except payments or contributions required or allowed by applicable Law.

         4.30     CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY.

         Except as set forth in Schedule 4.30, neither the Stockholder nor any of its Affiliates has been involved in any business arrangement or relationship with the Company within the past two years, and neither the Stockholder nor any of its Affiliates owns any asset that is used in the Company's business.


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         4.31     ACCURACY OF INFORMATION FURNISHED.

         No representation, statement, or information contained in this Agreement (including the Schedules) contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the information contained therein, in light of the circumstances in which there were made, not misleading. The Company has provided Parent with correct and complete copies of all documents listed or described in the Schedules.

         4.32     STOCKHOLDER EXPERIENCE AND DUE DILIGENCE.

         (a) The Stockholder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in the Parent Common Shares contemplated hereby, and that he is able to bear the economic risk of such investment indefinitely.

         (b) The Stockholder has (i) had the opportunity to meet with representative officers and other representatives of Parent to discuss its business, assets, liabilities, financial condition, cash flow, and operations, and (ii) received all materials, documents and other information that it deems necessary or advisable to evaluate the Parent Common Shares and the Transactions.

         (c) The Stockholder has made his own independent examination, investigation, analysis and evaluation of the Parent Common Shares, including his own estimate of the value of the Parent Common Shares.

         (d) The Stockholder has undertaken such due diligence (including a review of Parent's assets, properties, liabilities, books, records, and contracts) as he deems adequate, including that described above.

         Nothing in Sections 4.32(a) - (d) will preclude the Stockholder from relying on the representations, warranties, covenants, and agreements of the Parent Parties herein or from pursuing their remedies with respect to a Breach thereof.

         4.33     TAX-FREE REORGANIZATION.

         To the Knowledge of Company after consultation with the Company's tax advisors, neither the Company nor any of its directors, officers or stockholders has taken any action which could reasonably be expected to jeopardize the status of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

                                   ARTICLE 5.
                              PRE-CLOSING COVENANTS

         The Parties agree as follows with respect to the period between the execution of this Agreement and the earlier of the Closing and the Termination
Date:

         5.1      GENERAL.


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         Each Party  will use its  Commercially  Reasonable  Efforts to take all actions and to do all things necessary to consummate, make effective, and comply with all of the terms of this Agreement and the Transactions applicable to it
(including   obtaining   any  required   board  or   stockholder   consents  and
satisfaction, but not waiver, of the Closing conditions for which it is responsible or otherwise in control, as set forth in ARTICLE 6).

         5.2      NOTICES AND CONSENTS.

         (a) The Company will give any notices to third parties, and will use its Commercially Reasonable Efforts to obtain any third party Consents listed on Schedule 4.3, or that Parent may otherwise reasonably request in connection with the matters referred to in Section 4.3. The Company will give any notices to, make any filings with, and use its Commercially Reasonable Efforts to obtain any Consents of Governmental Bodies, if any, required or reasonably deemed advisable by Parent pursuant to any applicable Law in connection with the Transactions including in connection with the matters referred to in
                  Section 4.3.

         (b) Each Parent Party will give any notices to third parties, and will use its Commercially Reasonable Efforts to obtain any third party Consents listed on Schedule 3.3, or that the Company may otherwise reasonably request in connection with the matters referred to in Section 3.3. Each Parent Party will give any notices to, make any filings with, and use its Commercially Reasonable Efforts to obtain any Consents of Governmental Bodies, if any, required or reasonably deemed advisable by the Company pursuant to any applicable Law in connection with the Transactions including in connection with the matters referred to in Section 3.3.

         (c) Nothing in this Section 5.2 will require that (i) Parent or its Affiliates divest, sell, or hold separately any of its assets or properties, or (ii) Parent, its Affiliates, or the Company (the determination with respect to which Parent will make) take any actions that could affect the normal and regular operations of Parent, its Affiliates, or the Company after the Closing.

         5.3      OPERATION OF BUSINESS.

         Except as contemplated by this Agreement or with the written consent of Parent, which shall not be unreasonably withheld, the Company will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business or engage in any practice, take any action, or enter into any transaction of the sort described in Section 4.9. Subject to compliance with applicable Law, from the date hereof until the earlier to occur of the Closing or the Termination Date, the Company will confer on a regular and frequent basis with one or more representatives of Parent to report on operational matters and the general status of the Company's ongoing business, operations and finances and will promptly provide to Parent or its representatives copies of all filings they make with any Governmental Body during such period.

         5.4      PRESERVATION OF BUSINESS.

         The Company will keep its business and properties substantially intact, including its present operations, physical facilities, and working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.


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         5.5      FULL ACCESS.

         The Company will permit representatives of Parent to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records, Contracts, and documents pertaining to the Company and will furnish copies of all such books, records, Contracts, and documents and all financial, operating and other data, and other information as Parent may reasonably request; provided, however, that no investigation pursuant to this
Section 5.5 will affect any representations or warranties made herein or the conditions to the Parties' obligations to consummate the Transactions.

         5.6      NOTICE OF DEVELOPMENTS.

         The Company will give prompt written notice to Parent of any development occurring after the date of this Agreement which causes or reasonably could be expected to cause a Breach of any of the representations and warranties in ARTICLE 4. Parent will give prompt written notice to the Company of any development occurring after the date of this Agreement which causes or reasonably could be expected to cause a Breach of any of the representations and warranties in ARTICLE 3. Except as set forth in Section 8.2(a) or Section 8.3(a), no disclosure by any Party pursuant to this Section 5.6 will be deemed to amend or supplement the Schedules or to prevent or cure any misrepresentation or Breach of any representation, warranty, or covenant.

         5.7      EXCLUSIVITY.

         Each of the Company and the Stockholder will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any Equity Interests or any substantial portion of the assets of the Company (including any acquisition structured as a merger, consolidation, or share exchange); or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Company will notify Parent promptly if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing and the terms of any such proposal, offer, inquiry, or contact. The Stockholder will vote all of his Company Shares in favor of the Merger and the approval and adoption of the terms contemplated by this Agreement and any actions required in furtherance thereof and will not vote his Company Shares in favor of any other competing or similar transaction.

         5.8      CONFIDENTIALITY.

         Except as may be required by Law, stock exchange or similar regulation or as otherwise expressly contemplated herein, no Party or their respective Affiliates, employees, agents and representatives will disclose to any Person the existence of this Agreement, the subject matter or terms hereof or any Confidential Information concerning the business or affairs of any other Party that it may have acquired from such Party in the course of pursuing the Transactions without the prior written consent of the Company or Parent, as the case may be; provided, however, any Party may disclose any such Confidential Information as follows: (a) to such


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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


Party's Affiliates and its or its Affiliates' employees, lenders, counsel, or accountants, the actions for which the applicable Party will be responsible; (b) to comply with any applicable Law or Order, provided that prior to making any such disclosure the Party making the disclosure notifies the other Party of any Action of which it is aware which may result in disclosure and uses its Commercially Reasonable Efforts to limit or prevent such disclosure; (c) to the extent that the Confidential Information is or becomes generally available to the public through no fault of the Party or its Affiliates making such disclosure; (d) to the extent that the same information is in the possession (on a non-confidential basis) of the Party making such disclosure prior to receipt of such Confidential Information as evidenced by written records; (e) to the extent that the Party that received the Confidential Information independently develops the same information without in any way relying on any Confidential Information as evidenced by independent records; or (f) to the extent that the same information becomes available to the Party making such disclosure on a nonconfidential basis from a source other than a Party or its Affiliates, which source, to the disclosing Party's Knowledge, is not prohibited from disclosing such information by a legal, Contractual, or fiduciary obligation to the other Party. Notwithstanding the foregoing, Parent may make such public disclosure of the existence of this Agreement, the principal economic terms thereof, and the status with respect to achieving the Closing as it desires; provided, that Parent will consult with the Company prior to releasing any such public disclosure so that the Company may notify the Company's employees of the Transactions. Neither the Company nor any of its Affiliates will issue any press release or other public announcement related to this Agreement or the Transactions without Parent's prior written approval.

         5.9      AFFILIATED TRANSACTIONS.

         Except as contemplated by this Agreement or disclosed on Schedule 5.9, the Company will cause all Contracts and transactions by and between the Stockholder or any Affiliate of the Stockholder, on the one hand, and the Company, on the other hand, to be terminated effective as of the Closing, without any cost or continuing obligation to the Company or Parent, and will deliver to Parent evidence of such terminations that is reasonably acceptable to Parent.

         5.10     REPAYMENT OF CERTAIN NOTES RECEIVABLE FROM STOCKHOLDER.

         At or prior to the Closing, the Company will cause the Stockholder and any Affiliate thereof (other than the Company) to satisfy, pay in full or discharge all Liabilities they may have to the Company, including the notes receivable described on Schedule 5.10. The Company will provide evidence to Parent of such repayment, discharge, or forgiveness in form and substance reasonably acceptable to Parent.

         5.11     FIRPTA COMPLIANCE.

         On or prior to the Closing Date, the Company shall cause the Stockholder to deliver to Parent a properly executed certificate of non-foreign status in a form reasonably acceptable to Parent.

         5.12     EMPLOYEE OFFERS.

         Parent will make employment offers to all employees of the Company, provided that Parent's offer of employment shall be subject to and in compliance with Parent's standard human


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resources  policies  and  procedures  and will be  contingent  upon such persons executing standard employment related documentation and acknowledging that they continue to be bound by and Parent is a beneficiary of any confidentiality and inventions assignment agreements between such person and the Company. Parent agrees that following the Closing such employees shall be eligible to receive salary and employee benefits consistent with Parent's standard employment practices, provided that the offer of employment to all employees shall be for a salary mutually determined by the Company and Parent.

         5.13     LISTING OF ADDITIONAL SHARES.

         Prior to the Effective Time, Parent shall, to the extent required by the rules of the Nasdaq National Market, file with the Nasdaq National Market such documents as may be required with respect to the Parent Common Shares to be issued, and the Parent Common Shares required to be reserved for issuance, in connection with the Merger.

         5.14     TREATMENT AS TAX-FREE REORGANIZATION.

         Neither Parent nor the Company shall take any action prior to or following the Closing that would cause the Merger to fail to qualify as a "reorganization" within the meaning of section 368(a) of the Code.

                                   ARTICLE 6.
                               CLOSING CONDITIONS

         6.1      CONDITIONS  PRECEDENT  TO  OBLIGATION  OF THE PARENT  PARTIES.

         The Parent Parties' obligation to effect the Merger and consummate the other Transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below. Unless expressly waived pursuant to this Agreement, no representation, warranty, covenant, right, or remedy available to a Parent Party in connection with the Transactions will be deemed waived by any of the following actions or inactions by or on behalf of a Parent Party (regardless of whether the Company is given notice of any such matter): (i) consummation by the Parent Parties of the Transactions, (ii) any inspection or investigation, if any, of the Company,
(iii) the awareness of any fact or matter acquired (or capable or reasonably capable of being acquired) with respect to the Company, or (iv) any other action, in each case at any time, whether before, on, or after the Closing Date.

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty set forth in ARTICLE 4 must have been accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import, and except with respect to materiality, as reflected under GAAP, in the representations in Section 4.8 relating to the Financial Statements, with respect to which such representations and warranties must have been accurate and complete) as of the date of this Agreement, and must be accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import and except with respect to materiality, as reflected under GAAP, in the representations in Section 4.8 relating to the Financial Statements, with respect to which such representations and warranties must have been accurate and complete) as of the Closing Date, as if made on the Closing Date, (except for representations and


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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


                  warranties that by their express terms are made solely as of a
                  specified   earlier  date),   without  giving  effect  to  any
                  supplements to the Schedules.

         (b) COMPLIANCE WITH OBLIGATIONS. The Company must have performed and complied with all of its covenants to be performed or complied with at or prior to Closing (singularly and in the aggregate) in all material respects.

         (c) NO MATERIAL ADVERSE CHANGE. Since the date hereof there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

         (d) NO ORDER OR INJUNCTION. There must not be issued and in effect any Order restraining or prohibiting the Transactions

         (e) CONSENTS. The Company must have obtained all of the Consents listed on Schedule 4.3 (except such Consents which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company).

         (f) LEGAL OPINION. The Company must have delivered to Parent an opinion of the outside counsel listed in Section 11.5, in form and substance as set forth in Exhibit L, addressed to Parent and dated as of the Closing Date.

         (g) OPTIONS. Prior to the Closing, the Company must have cancelled and terminated all options, warrants and other Commitments of the Company, other than the Company Deferred Stock Units.

         (h) TAX OPINION. Parent shall have received a written opinion from legal counsel, in form and substance reasonably satisfactory to Parent, to the effect that the Merger will constitute a reorganization within the meaning of section 368(a) of the Code.

         (i) CERTIFICATE OF NON-FOREIGN STATUS. Parent shall have received a certificate of non-foreign status from the Stockholder.

         (j) EMPLOYMENT DOCUMENTS. Parent shall have received standard confidentiality and inventions assignment agreements from each of the employees of the Company.

         6.2      CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY.

         The Company's obligation to effect the Merger and consummate the other Transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below. Unless expressly waived pursuant to this Agreement, no representation, warranty, covenant, right, or remedy available to the Company or the Stockholder in connection with the Transactions will be deemed waived by any of the following actions or inactions by or on behalf of the Stockholder or the Company
(regardless of whether Parent is given notice of any such matter): (i) consummation by the Company of the Transactions, (ii) any inspection or investigation, if any, of Parent, (iii) the awareness of any fact or matter acquired (or capable or reasonably capable of being acquired) with respect to Parent, or (iv) any other action, in each case at any time, whether before, on, or after the Closing Date.


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         (a)      ACCURACY   OF    REPRESENTATIONS    AND    WARRANTIES.    Each
                  representation and warranty set forth in ARTICLE 3 must have been accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import, with respect to which such representations and warranties must have been accurate and complete) as of the date of this Agreement, and must be accurate and complete in all material respects (except with respect to any provisions including the word "material" or
                  words  of  similar   import,   with   respect  to  which  such
                  representations and warranties must have been accurate and complete) as of the Closing Date, as if made on the Closing Date (except for representations and warranties that by their express terms are made solely as of a specified earlier date).

         (b) COMPLIANCE WITH OBLIGATIONS. Each Parent Party must have performed and complied with all its covenants and obligations required by this Agreement to be performed or complied with at or prior to Closing (singularly and in the aggregate) in all material respects.

         (c) NO MATERIAL ADVERSE CHANGE. Since the date hereof there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Parent.

         (d) NO ORDER OR INJUNCTION. There must not be issued and in effect any Order restraining or prohibiting the Transactions.

         (e) CONSENTS. The Parent must have obtained all of the Consents listed on Schedule 3.3 (except such Consents which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Parent).

         (f) LEGAL OPINION. Parent must have delivered to the Stockholder an opinion of the outside counsel listed in Section 11.5, in form and substance as set forth in Exhibit M, addressed to the Stockholder and dated as of the Closing Date.

         (g) TAX OPINION. The Company shall have received a written opinion from legal counsel, in form and substance reasonably satisfactory to the Company, to the effect that the Merger will constitute a reorganization within the meaning of section 368(a) of the Code.

                                   ARTICLE 7.
                                   TERMINATION

         7.1      TERMINATION OF AGREEMENT.

         The Parties may terminate this Agreement as provided below:

         (a) Parent and the Company may terminate this Agreement as to all Parties by mutual written consent at any time prior to the Closing.

         (b) Parent or the Company may terminate this Agreement upon delivery of notice if the Closing has not occurred prior to the Expiration Date, provided that the Party delivering such notice will not have caused such failure to close.


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         (c)      Parent may terminate  this  Agreement by giving written notice to the Company at any time prior to the Closing if the Company
                  has  Breached  any  representation,   warranty,   or  covenant
                  contained in this Agreement in any material respect (except with respect to materiality for any provisions including the word "material" or words of similar import and Section 4.8, in which case such termination rights will arise upon any Breach) and (i) the Company is not using its reasonable efforts to cure such Breach, or has not cured such Breach within thirty
                  (30) days, after notice of such breach, provided that no cure period shall be required for a Breach which by its nature cannot be cured) and (ii) as a result of such Breach any of the conditions set forth in Section 6.1 would not be satisfied as of the Closing Date.

         (d) The Company may terminate this Agreement by giving notice to Parent at any time prior to the Closing if any Parent Party has Breached any representation, warranty, or covenant contained in this Agreement in any material respect (except with respect to materiality for any provisions including the word "material" or words of similar import, in which case such termination rights will arise upon any Breach) and (i) Parent is not using its reasonable efforts to cure such Breach, or has not cured such Breach within thirty (30) days, after notice of such breach, provided that no cure period shall be required for a Breach which by its nature cannot be cured) and
                  (ii) as a result of such Breach any of the conditions set forth in Section 6.2 would not be satisfied as of the Closing Date.

         7.2      EFFECT OF TERMINATION.

         (a) Except for the obligations under Section 5.8, this ARTICLE 7 and ARTICLE 11, if this Agreement is terminated under Section 7.1, then, except as provided in this Section 7.2, all further obligations of the Parties under this Agreement will terminate.

         (b)      If Parent or the Company terminates this Agreement pursuant to
                  Section 7.1(c) or 7.1(d), as the case may be, then the rights of the non-breaching Party(ies) to pursue all legal remedies available with respect to any breaching Party will survive such termination unimpaired.

                                   ARTICLE 8.
                                 INDEMNIFICATION

         8.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         (a) Each representation and warranty of Stockholder or the Company contained in this Agreement and any document delivered pursuant to this Agreement and any certificate related to such representations and warranties will survive the Closing and will continue in full force and effect for one year thereafter, except the representations and warranties set forth in Sections 4.1 (first sentence only), 4.2 and 4.5 which will survive the Closing and continue in full force and effect forever.

         (b) Each representation and warranty of Parent contained in this Agreement and any document delivered pursuant to this Agreement and any certificate related to such representations and warranties will survive the Closing and continue in full force and effect for one year thereafter.


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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


         (c) Each other covenant, agreement and other provision in this Agreement or any certificate or document delivered pursuant hereto will survive for the relevant statute of limitations period, unless a different period is expressly contemplated herein or thereby (including, without limitation, covenants, agreements and other provisions which by their terms contemplate performance following the Closing, such as the Parties' obligations under Section 10 which will continue until the Parties have completed performance thereunder).

         8.2      INDEMNIFICATION PROVISIONS FOR PARENT'S BENEFIT.

         The Stockholder will indemnify and hold the Stockholder Indemnified Parties harmless from and pay any and all Damages incurred by the Stockholder Indemnified Parties directly or indirectly resulting from, relating to, arising out of, or attributable to any one of the following:

         (a) Any Breach of any representation or warranty the Company or the Stockholder has made in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Schedules, other than (in the event the Transactions are consummated) any such Breach that is disclosed in a supplement to the Schedules delivered under Section 5.6, as having caused a condition specified in Section 6.1 not to be satisfied.

         (b) Any Breach by the Company or the Stockholder of any covenant or obligation of such in this Agreement.

         8.3      INDEMNIFICATION PROVISIONS FOR THE STOCKHOLDER'S BENEFIT.

         The Parent  Parties  will  indemnify  and hold the  Parent  Indemnified
Parties harmless from and pay any and all Damages incurred by the Parent Indemnified Parties directly or indirectly resulting from, relating to, arising out of, or attributable to any of the following:

         (a) Any Breach of any representation or warranty any Parent Party has made in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Schedules, other than (in the event the Transactions are consummated) any such Breach that is disclosed in a supplement to the Schedules delivered under Section 5.6, as having caused a condition specified in Section 6.2 not to be satisfied.

         (b) Any Breach by any Parent Party of any covenant or obligation of any Parent Party in this Agreement.

         8.4      INDEMNIFICATION CLAIM PROCEDURES.

         (a) If any Action is commenced in which any Indemnified Party is a party that may give rise to a claim for indemnification against any Indemnitor (an "INDEMNIFICATION CLAIM") then such Indemnified Party will promptly give written notice to the Indemnitor and will give the Indemnitor such information with respect thereto as the Indemnitor may reasonably request. Failure to notify the Indemnitor will not relieve the Indemnitor of any Liability that it may have to the Indemnified Party, except to the extent the defense of such Action is materially prejudiced by the Indemnified Party's failure to give such notice.


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         (b)      In connection with any Indemnification  Claim, the Indemnified
                  Party may defend with attorneys of its choice against the Indemnification Claim in any manner it may deem appropriate. The Indemnified Party may not settle any such Indemnification Claim without the written consent of the Indemnitor, which consent will not be withheld unreasonably.

         8.5      LIMITATIONS ON INDEMNIFICATION LIABILITY.

         (a) With Respect to Claims by the Stockholder Indemnified Parties. Any claims the Stockholder Indemnified Parties make under this
                  ARTICLE 8 will be limited as follows:

                  (i) CEILING. The Stockholder's aggregate Liability for money Damages incurred under this Agreement related to Breaches of the representations and warranties herein will not exceed an amount equal to the Escrow Shares, provided that the limitation contemplated hereby will not be applicable with respect to (A) Breaches of Sections 4.1 (first sentence only), 4.2 or 4.5 or (B) instances of fraud by the Stockholder.

                  (ii) BASKET/THRESHOLD. The Stockholder will have no Liability for money Damages incurred under this Agreement unless and until the aggregate of such Damages exceeds $50,000 (the "STOCKHOLDER INDEMNIFIED PARTIES THRESHOLD AMOUNT"); provided, however, if the aggregate Damages incurred under this Agreement exceeds the Stockholder Indemnified Parties Threshold Amount, the Stockholder's Liability will relate back to and include the first dollar of aggregate Damages so incurred.

         (b) WITH RESPECT TO CLAIMS BY THE PARENT INDEMNIFIED PARTIES. Any claims the Parent Indemnified Parties make under this ARTICLE 8 will be limited as follows:

                  (i) CEILING. The Parent Parties' aggregate Liability for money Damages incurred under this Agreement related to Breaches of the representations, and warranties herein will not exceed $300,000, provided that the limitation contemplated hereby will not be applicable with respect to (A) Breaches of Sections 3.1 (first sentence only), 3.2 or 3.6 or (B) instances of fraud by a Parent Party.

                  (ii) BASKET/THRESHOLD. The Parent Parties will have no Liability for money Damages incurred under this Agreement unless and until the aggregate of such Damages exceeds $50,000 (the "PARENT INDEMNIFIED PARTIES THRESHOLD AMOUNT"); provided, however, if the aggregate Damages incurred under this Agreement exceeds the Parent Indemnified Parties Threshold Amount, the Parent Parties' Liability will relate back to and include the first dollar of aggregate Damages so incurred.

         8.6      ESCROW.

         (a) Concurrently with the Closing, 20,000 Parent Common Shares (the "ESCROW SHARES") will be placed in an escrow fund (the "ESCROW FUND"), which the Escrow Agreement will govern. The Escrow Fund will be the exclusive source available to compensate the


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                  Stockholder Indemnified Parties for any Damages incurred prior to its distribution in full. A Stockholder Indemnified Party may not receive any assets from the Escrow Fund unless and
                  until  Officer's   Certificates  (as  defined  in  the  Escrow
                  Agreement)   identifying  the  relevant  Damages,   have  been
                  delivered  to the  Escrow  Agent  as  provided  in the  Escrow
                  Agreement  and  the   procedures   (including  any  procedures
                  regarding   dispute   resolution)  set  forth  in  the  Escrow
                  Agreement have been satisfied.

         (b) For purposes of satisfying indemnification obligations under this ARTICLE 8 and making claims against the Escrow Fund, the value of Parent Common Shares will be the volume weighted average closing price of Parent Common Stock over the five days immediately preceding the date the amount of Damages is finally determined in accordance with this Agreement and the Escrow Agreement.

         8.7      EXCLUSIVE REMEDY; OFFSET.

         If the Closing occurs, the indemnification provisions in this ARTICLE 8 will be the Stockholder's and the Parent Parties' exclusive remedy with respect to the Breach of the representations and warranties contained in this Agreement.

         The Stockholder Indemnified Parties shall have the right to set-off any obligation they may have to make payments to the Stockholder, including any Earn-Out Amount, against any amounts the Stockholder owes them under ARTICLE 8, to the extent that (i) such amounts owed by the Stockholder are not subject to the limitation on Liability set forth in Section 8.5(a)(i), and (ii) the Escrow Fund has been distributed in full.

         Any Liability of the Company to any Parent Indemnified Party under this Agreement will terminate for all purposes upon Closing and have no further force or effect.


                                   ARTICLE 9.
                              INTENTIONALLY OMITTED


                                   ARTICLE 10.
                                    EARN-OUT

         10.1     EARN-OUT.

         (a) As additional Merger Consideration, Parent will pay to the Stockholder and the Deferred Stock Unit holders, on a pro rata basis based on the amount of Company Fully Diluted Equity held by each as of the Effective time, the Earn-Out Amount, if any, pursuant to this ARTICLE 10. The Earn-Out Amount will be paid in Parent Common Shares, valued at $15.42 per share (subject to adjustments between the date hereof and such date for stock splits, combinations, dividends or other dilutive events).


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         (b)      Within 15 calendar days  following  each  Determination  Date,
                  Parent will deliver to the Stockholder a notice setting forth in reasonable detail Parent's calculation of whether the applicable Earn-Out Amount(s) were earned (the "PROPOSED EARN-OUT AMOUNT"). The Proposed Earn-Out Amount will be subject to the Stockholder's review. In reviewing the Proposed Earn-Out Amount, the Stockholder will have the right to communicate with, and to review the work papers, schedules, memoranda and other documents Parent prepared or reviewed in determining the Proposed Earn-Out Amount and thereafter will have access to all relevant books and records, all to the extent the Stockholder reasonably requires to complete its review of Parent's calculation of the Proposed Earn-Out Amount. Within 15 calendar days after its receipt of Parent's calculation of the Proposed Earn-Out Amount, the Stockholder will advise Parent whether, based on such review, it has any
                  exceptions  to  such   calculation.   Unless  the  Stockholder
                  delivers to Parent within such 15 calendar day period a letter describing its exceptions to Parent's calculation of the applicable Earn-Out Amount as set forth in the schedule delivered by Parent described in this Section 10.1(b), the Proposed Earn-Out Amount for the applicable Determination Date will be conclusive and binding on Parent and the Stockholder as the Earn-Out Amount. If the Stockholder delivers such letter, the Parties will follow the procedures for resolution of disputes set forth in Section 10.5.

         (c) Within two business days of the determination of the applicable Earn-Out Amount under this Section 10.1 or Section 10.5, Parent will pay to the Stockholder and the Deferred Stock Unit holders, on a pro rata basis based on the amount of Company Fully Diluted Equity held by each as of the Effective, an amount equal to such amount.

         10.2     RETIREMENT OPTION.

         (a) At any time, but only in connection with the sale of all or a substantial portion of the assets of Parent or of all or a majority of the Equity Interests in Parent, Parent will have the option of terminating the payment of future Earn-Out Amounts by making a lump sum payment to the Stockholder and the Deferred Stock Unit holders, on a pro rata basis based on the amount of Company Fully Diluted Equity held by each as of the Effective time, equal to the Liquidated Earn-Out Amount. The Liquidated Earn-Out Amount will be paid in Parent Common Shares, valued at $15.42 per share (subject to adjustments between the date hereof and such date for stock splits, combinations, dividends or other dilutive events).

         (b) As promptly as practicable but in any event no later than 30 calendar days prior to the consummation of the sale of all or a substantial portion of Parent's assets or all or a majority of the Equity Interests in Parent, Parent will deliver to the Stockholder written notice of such transaction. Within 10 calendar days from delivery of such notice to the Stockholder, Parent will deliver to the Stockholder a schedule setting forth in reasonable detail their calculation of Liquidated Earn-Out Amount (the "PROPOSED LIQUIDATED EARN-OUT AMOUNT"). If Parent fails to deliver such schedule within such period, it will be deemed to have waived its rights under this Section
                  10.2. The Proposed Liquidated Earn-Out Amount will be subject to the Stockholder's review. In reviewing the Proposed Liquidated Earn-Out Amount, the Stockholder will have the right to communicate with, and to review the work papers, schedules, memoranda and other documents Parent prepared or reviewed in determining the Proposed Liquidated Earn-Out Amount for such period and thereafter will have access to all relevant books and records, all to the extent the Stockholder reasonably requires to complete its review of Parent's calculation of


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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


                  the Proposed Liquidated Earn-Out Amount. Within 15 calendar days after its receipt of Parent's calculation of the Proposed Liquidated Earn-Out Amount, the Stockholder will advise Parent whether, based on such review, it has any exceptions to such calculation. Unless the Stockholder delivers to Parent, within such 15 calendar day period, a letter describing its exceptions to Parent's calculation of the proposed Liquidated Earn-Out Amount as set forth in the schedule delivered by Parent described in this Section 10.2(b), the Proposed Liquidated Earn-Out Amount will be conclusive and binding on Parent and the Stockholder as the Liquidated Earn-Out Amount. If the Stockholder delivers such letter, the Parties will follow the procedures for resolution of disputes set forth in
                  Section 10.5.

         (c) Within two business days of the determination of the Liquidated Earn-Out Amount under this Section 10.2 or Section 10.5, as applicable, Parent will pay to the Stockholder and the Deferred Stock Unit holders, on a pro rata basis based on the amount of Company Fully Diluted Equity held by each as of the Effective time, an amount equal to such amount.

         10.3     CERTAIN DEFINITIONS.

         For this Agreement, the following terms will have the indicated meanings.

         (a)      "BREAST   NADIACYTE"  means  a  NADIA  based  quantitation  of
                  Her2-neu protein on breast epithelial cells isolated from blood.

         (b) "EARN-OUT AMOUNTS" means the dollar amounts (payable in Parent Common Shares) that may be earned on each of the Determination Dates (each a "DETERMINATION DATE") as set forth below:

                  (i) $* if the Isolation Technology receives FDA clearance on or before * (the "FIRST DETERMINATION DATE");

                  (ii) $* if the HIV Nadia (Ultra Sensitive Detection) receives FDA clearance on or before * (the "SECOND DETERMINATION DATE");

                  (iii) $* if the Breast Nadiacyte receives FDA clearance on or before * (the "THIRD DETERMINATION DATE");

                  (iv) $* if both: (x) the cumulative Sales of the Isolation Technology, HIV Nadia (Ultra Sensitive Detection) and Breast Nadiacyte equals or exceeds $* million during the periods ended on or before * (the "FOURTH DETERMINATION DATE"); and (y) the milestone set forth in Section 10.3(b)(i) is satisfied;

                  (v) $* if either: (A) the cumulative Sales of the HIV Nadia (Ultra Sensitive Detection) equals or exceeds $* million during the periods ended on or before the Fourth Determination Date; or (B) both (x) the milestone set forth in Section 10.3(b)(iv)(x) is satisfied and (y) the milestone set forth in Section 10.3(b)(ii) is satisfied; and

                  (vi) $* if either: (A) the cumulative Sales of the Breast Nadiacyte equals or exceeds $* million during the periods ended on or before the Fourth


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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


                           Determination Date; or (B) both (x) the milestone set forth in Section 10.3(b)(iv)(x) is satisfied and (y) the milestone set forth in Section 10.3(b)(iii) is satisfied.

         (c)      "HIV NADIA (ULTRA SENSITIVE  DETECTION)"  means a test for the
                  ultrasensitive   detection   of  HIV  p24  antigen   used  for
                  monitoring HIV patients on HAART Therapy.

         (d) "ISOLATION TECHNOLOGY" means antibody or other ligand coated albumin microbubbles used for the isolation of bacteria and other cells such as epithelial and endothelial cells.

         (e) "LIQUIDATED EARN-OUT AMOUNT" means the amount equal to the net present value of the aggregate remaining Earn-Out Amounts calculated as if all of such remaining Earn-Out Amounts would have been earned in full as of their respective Determination Dates. In determining the net present value of such Earn-Out Amounts, a discount rate equal to the Applicable Rate will be used.

         (f)      "SALES" means net sales determined in accordance with GAAP.

         10.4     ACCOUNTING AND OTHER GENERAL PRINCIPLES.

         For purposes of making calculations in this ARTICLE 10, the following provisions will apply.

         (a) ACCOUNTING PRINCIPLES. All calculations under this ARTICLE 10 will be prepared in accordance with GAAP applied on a basis that is consistent with the past practice of Parent in research and development projects of this kind and on a basis that is consistent throughout the periods covered thereby.

         (b) ASSUMPTIONS AND ADJUSTMENTS. Parent will use Commercially Reasonable Efforts to develop, market and sell the products and technologies described in Section 10.3 and to otherwise enable the Surviving Corporation to achieve the Earn-Out Amounts, such efforts to be no less than those taken with respect to other similar research and development projects of Parent. In addition, and without limiting the foregoing, it is currently anticipated that Parent will fund the Surviving Company's research and development activities, including all FDA and regulatory activities, (A) on a timely basis in the amount of $2.1 million for fiscal year 2006, $3.5 million for fiscal year 2007, and $4.5 million for fiscal year 2008; and
                  (B) such that the Surviving Corporation's cumulative research and development expenditures as of the end of each such fiscal year will be $2.1 million, $5.6 million and $10.1 million, respectively. In the event that the Parties determine in good faith that the foregoing assumptions are materially inaccurate, or that other products or technologies of the Surviving Corporation have greater potential or are more likely to achieve regulatory or commercial success and should be pursued instead of the products and technologies described in Section 10.3, then the Parties will negotiate in good faith appropriate adjustments to this ARTICLE 10, provided that in no event will the total Earn-Out Amounts change.

         10.5     RESOLUTION OF CONFLICTS.


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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


         If Parent and the Stockholder are unable to agree on the Earn-Out Amount or the Liquidated Earn-Out Amount (the "DISPUTED AMOUNT"), then (A) for 20 days after the date Parent receives the letter describing its exceptions to Parent's calculation of the Disputed Amount, the Stockholder and Parent will use Commercially Reasonable Efforts to agree on the calculation of the Disputed Amount and (B) lacking such agreement, the matter will be referred to an independent accounting firm mutually acceptable to Parent and Stockholder, who will determine the correct Disputed Amount within 30 days of such referral, which determination will be final and binding on Parent and Stockholder.

                                   ARTICLE 11.
                                  MISCELLANEOUS

         11.1     SCHEDULES.

         (a) The disclosures in the Schedules, and those in any supplement thereto, relate only to the representations and warranties in the Section or paragraph of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

         (b) If there is any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         (c) Nothing in the Schedules will be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Schedules identify the exception with reasonable particularity.

         (d) The mere listing (or inclusion of a copy) of a document or other item in a Schedule will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty pertains to the existence of the document or other item itself).

         11.2     ENTIRE AGREEMENT.

         This Agreement, together with the Exhibits and Schedules hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the Transactions; provided that Paragraph 10 of the Letter of Intent shall remain in full force and effect following the execution hereof until the Closing or this Agreement is terminated; and provided further, that certain Confidentiality Agreement, dated July 12, 2004, between the Company and Parent, shall remain in effect in accordance with its terms. Except as expressly contemplated by ARTICLE 8, there are no third party beneficiaries having rights under or with respect to this Agreement.

         11.3     SUCCESSORS.


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C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


        All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors.

         11.4     ASSIGNMENTS.

         No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval not to be withheld unreasonably of Parent and (i) before the Closing, the Company, and
(ii) after the Closing, the Stockholder; provided, however, that Parent may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Parent nonetheless will remain responsible for the performance of all of its obligations hereunder).

         11.5     NOTICES.

         All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to Parent and after Closing to the Company:

                  IRIS International, Inc.
                  9172 Eton Avenue
                  Chatsworth, CA 91311
                  Attn: Cesar Garcia
                  Fax:  (818) 700-9661

                  Copy to (which will not constitute notice):

                  Stubbs, Alderton & Markiles LLP
                  15260 Ventura Blvd., 20th Floor
                  Sherman Oaks, CA 91403
                  Attn: Scott Alderton, Esq.
                  Fax: (818) 444-4520

                  If to the Stockholder and before Closing to the Company:

                  2075 Corte del Nogal, Suite J
                  Carlsbad, CA 92011
                  Attn: Dr. Thomas H. Adams
                  Fax:  (___)__________________

                  Copy to (which will not constitute notice):


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* TEXT OMITTED AND FILED SEPARATELY.  CONFIDENTIAL  TREATMENT REQUESTED UNDER 17
C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


                  Pilsbury Winthrop Shaw Pittman LLP
                  50 Fremont Street
                  San Francisco, CA 94105
                  Attn: Thomas E. Sparks, Jr., Esq.
                  Fax: (415) 983-1200


         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         11.6     SPECIFIC PERFORMANCE.

         Each Party acknowledges and agrees that the other Parties would be damaged irreparably if Section 5.8 of this Agreement is not performed in accordance with its specific terms or is otherwise Breached. Accordingly, each Party agrees that the other Parties will be entitled to an injunction or injunctions to prevent Beaches of such provision and to enforce specifically such provision in any Action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, subject to Sections 11.7 and 11.11, in addition to any other remedy to which they may be entitled, at Law or in equity.

         11.7     SUBMISSION TO JURISDICTION.

         Each Party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located in the City of Los Angeles, for any actions, suits, or proceedings arising out of or relating to this Agreement and the Transactions contemplated hereby (and each Party agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its address for notices set forth in Section
11.5 shall be effective service of process of any action, suit or proceeding brought against a Party, as applicable, in any such court. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transactions contemplated hereby, in such state or federal courts as aforesaid and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         11.8     TIME.

         Time is of the essence in the performance of this Agreement.

         11.9     COUNTERPARTS.


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* TEXT OMITTED AND FILED SEPARATELY.  CONFIDENTIAL  TREATMENT REQUESTED UNDER 17
C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


         This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

         11.10    HEADINGS.

         The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

         11.11    GOVERNING LAW.

         This Agreement and the performance of the Transactions and obligations of the Parties hereunder shall be governed by, and construed in accordance with, the law of the State of California without reference to choice of law principles, including all matters of construction, validity and performance.

         11.12    AMENDMENTS.

         The Parties may amend this Agreement by action taken by or on behalf of the respective Boards of Directors of Parent, Merger Sub, and the Company at any time prior to the Effective Time. Amendments to this Agreement must be in writing that the Company, the Stockholder and Parent Parties have signed.

         11.13    EXTENSIONS; WAIVER.

         (a) At any time prior to the Effective Time, the Parent Parties, on the one hand, and the Company, on the other, to the extent legally allowed, may (i) extend the time for the performance of any of the obligations of the other Party, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

         (b) No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or Breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

         11.14    SEVERABILITY.

         The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.


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* TEXT OMITTED AND FILED SEPARATELY.  CONFIDENTIAL  TREATMENT REQUESTED UNDER 17
C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


         11.15    EXPENSES.

         Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

         11.16    CONSTRUCTION.

         The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         11.17    INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES.

         The Exhibits, Annexes, Schedules, and other attachments identified in this Agreement are incorporated herein by reference and made a part hereof.

         11.18    REMEDIES.

         Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at Law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

         11.19    ELECTRONIC SIGNATURES.

         Delivery of a copy of a Transaction Document or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.


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* TEXT OMITTED AND FILED SEPARATELY.  CONFIDENTIAL  TREATMENT REQUESTED UNDER 17
C.F.R. SECTIONS 200.80(b)(4) 200.83 AND 240.24b-2


         IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

                                   IRIS INTERNATIONAL, INC.


                                   By:     /s/ Cesar Garcia
                                        ----------------------------------------
                                   Name:   Cesar Garcia
                                   Title:  President and Chief Executive Officer



                                   IRIS MOLECULAR DIAGNOSTICS, INC.


                                   By:    /s/ Cesar Garcia
                                        ----------------------------------------
                                   Name:  Cesar Garcia
                                   Title: President and Chief Executive Officer



                                   LEUCADIA TECHNOLOGIES, INC.


                                   By:    /s/ Dr. Thomas H. Adams
                                        ----------------------------------------
                                   Name:  Dr. Thomas H. Adams
                                   Title: President


                                   STOCKHOLDER

                                   /s/ Dr. Thomas H. Adams
                                   ---------------------------------------------
                                   Dr. Thomas H. Adams


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